                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT, dated as of December 23, 1998 (this "Agreement"), is made by and between Wingate Partners II, L.P., a Delaware limited partnership ("Purchaser"), and Kevco, Inc., a Texas corporation (the "Company"). Unless otherwise indicated, capitalized terms used herein are used as defined in Section 1.1.

                               W I T N E S S E T H

         WHEREAS, the Company is engaged in the business of wholesale distribution and manufacturing of building products to the manufactured housing and recreational vehicle industries;

         WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Company desires to issue and sell 2,679,440 shares (the "Shares") of the Company's voting common stock, par value $0.01 per share ("Stock"), to Purchaser, and Purchaser desires to purchase and acquire from the Company the Shares;

         WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Company desires to issue and sell 1,734,353 shares (the "Nonvoting Shares") of the Company's common stock having identical rights and preferences to the Stock except for the absence of voting rights and otherwise substantially in the form of Exhibit A hereto (the "Nonvoting Stock") to Purchaser, and Purchaser desires to purchase and acquire from the Company the Nonvoting Shares;

         WHEREAS, the Company's Charter provides solely for the issuance of Stock and does not provide for the issuance of Nonvoting Stock;

         WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Company will undertake to amend its Charter as provided for in the TBCA and in Section 6.5 (the "Amendment") to create the Nonvoting Stock and upon the effectiveness of such Amendment to issue and sell to Purchaser the Nonvoting Shares as provided for herein;

         WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Company desires to grant a warrant in the form attached hereto as Exhibit B (the "Nonvoting Warrant") to purchase 882,759 shares of Nonvoting Stock (the "Nonvoting Warrant Shares") to Purchaser, and Purchaser desires to purchase and acquire from the Company the Nonvoting Warrant; and

         WHEREAS, Purchaser is unwilling to enter into this Agreement, unless contemporaneously with the execution and delivery of this Agreement, each of the Company and Jerry E. Kimmel ("Shareholder") enters into a stock purchase agreement with Purchaser (the "Shareholder Agreement"), pursuant to which Shareholder would, among other things, (i) sell certain shares of Stock to Purchaser and (ii) grant a warrant to purchase certain shares of Stock to Purchaser, all upon the terms and subject to the conditions set forth in the Shareholder Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         1.  Definitions.

                  "Acquisition Proposal" has the meaning provided therefor in
Section 6.3.

                  "Affiliate" means, as to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agreement" has the meaning provided therefor in the preamble hereof.

                  "Amendment" has the meaning provided therefor in the recitals hereto.

                  "Benefit Plans" has the meaning provided therefor in Section 4.7(a).

                  "Board of Directors" means the board of directors of the Company.

                  "Business Combination" means any transaction constituting a "business combination" for purposes of the TBCA Business Combination Provisions or Article Nine of the Charter.

                  "Charter" means the Articles of Incorporation of the Company.

                  "Closing" has the meaning provided therefor in Section 3.1.

                  "Closing Date" has the meaning provided therefor in Section
3.1.

                  "COBRA" has the meaning provided therefor in Section 4.7(d).

                  "Code" has the meaning provided therefor in Section 4.7(a).

                  "Commission" means the U.S. Securities and Exchange
Commission.

                  "Commonly Controlled Entity" has the meaning provided therefor in Section 4.7(b).

                  "Company" has the meaning provided therefor in the preamble hereof.

                  "Company Proxy Statement" has the meaning provided therefor in
Section 6.5.

                  "Company Stock Options" has the meaning provided therefor in
Section 4.2.


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

                  "Commission Documents" has the meaning provided therefor in
Section 4.4.

                  "Confidentiality Agreement" has the meaning provided therefor in Section 7.1.

                  "Credit Agreement" has the meaning provided therefor in
Section 8.8.

                  "Dain Rauscher" has the meaning provided therefor in Section 4.13.

                  "Demand Registration" has the meaning provided therefor in
Section 11.1(b).

                  "Disclosure Schedule" has the meaning provided therefor in
Article IV.

                  "DLJ" has the meaning provided therefor in Section 4.13.

                  "Environmental Law" has the meaning provided therefor in
Section 4.12(e).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, or local, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indenture" means that certain Indenture, dated December 1, 1997, by and among the Company and SCC Acquisition Corp., Kevco Delaware, Inc., Sunbelt Wood Components, Inc., Bowen Supply, Inc., Encore Industries, Inc., and United States Trust Company of New York relating to the Company's $105,000,000 10 3/8% Senior Subordinated Notes due December 1, 2007.

                  "Indemnified Party" has the meaning provided therefor in
Section 10.2.

                  "Indemnifying Party" has the meaning provided therefor in
Section 10.2.

                  "Independent Directors" has the meaning provided therefor in
Section 7.5.

                  "Inspectors" has the meaning provided therefor in Section 11.4(a)(v).

                  "Law" means any federal, state, or local law (including common law), statute, code, ordinance, rule, regulation, or other requirement.

                  "Legal Proceeding" means any judicial, administrative, or arbitral action, suit, proceeding (public or private), claim, or governmental proceeding.



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

                  "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, third party right or agreement to vote, encumbrance, or any other restriction or limitation whatsoever.

                  "Losses" has the meaning provided therefor in Section 10.1(a).

                  "Managing Underwriter" has the meaning provided therefor in
Section 11.2(a).

                  "Material Adverse Effect" has the meaning provided therefor in
Section 4.12(a).

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "NASD Confirmation" means confirmation by the NASD that the issuance of the Shares may be undertaken without the prior approval of the Company's shareholders under the NASD rules.

                  "Nonvoting Share Purchase Price" has the meaning provided therefor in Section 2.2.

                  "Nonvoting Shares" has the meaning provided therefor in the recitals hereto.

                  "Nonvoting Stock" has the meaning provided therefor in the recitals hereto.

                  "Nonvoting Warrant" has the meaning provided therefor in the recitals hereto.

                  "Nonvoting Warrant Shares" has the meaning provided therefor in the recitals hereto.

                  "Pension Plan" has the meaning provided therefor in Section 4.7(a).

                  "Permits" has the meaning provided therefor in Section 4.11.

                  "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body, or other entity.

                  "Public Equity Offering" means an underwritten public offering of shares of Stock or Nonvoting Stock pursuant to an effective registration statement under the Securities Act or comparable Law of any other jurisdiction.

                  "Purchase Price" has the meaning provided therefor in Section 2.2.

                  "Purchaser" has the meaning provided therefor in the preamble hereof.

                  "Purchaser Documents" has the meaning provided therefor in
Section 5.2(a).

                  "Records" has the meaning provided therefor in Section 11.4(a)(v).



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
                  "Registrable Shares" means shares of Stock or Nonvoting Stock acquired by Purchaser or its Affiliates pursuant to this Agreement (including by exercise of the Nonvoting Warrant) and all other shares of Stock and Nonvoting Stock acquired from time to time by Purchaser or its Affiliates and any securities issued or issuable with respect to any such shares of Stock or Nonvoting Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, share exchange, merger, consolidation, reorganization, Business Combination, or otherwise. As to any particular Registrable Shares, such securities shall cease to be Registrable Shares when
(i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act (or under the applicable Laws of the relevant jurisdiction) and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities shall have been distributed in accordance with Rule 144 of the Securities Act, or (iii) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered in exchange therefor by the Company and subsequent disposition of such shares shall not require registration or qualification under the Securities Act or any other applicable Law.

                  "Second Closing" has the meaning provided therefor in Section 3.1.

                  "Second Closing Date" has the meaning provided therefor in
Section 3.1.

                  "Securities" means the Shares, the Nonvoting Shares, and the Nonvoting Warrants (including any Nonvoting Shares issuable upon the exercise of the Nonvoting Warrants).

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Seller Documents" has the meaning provided therefor in
Section 4.3.

                  "Share Purchase Price" has the meaning provided therefor in
Section 2.2.

                  "Shareholder" has the meaning provided therefor in the recitals hereto.

                  "Shareholder Agreement" has the meaning provided therefor in the recitals hereto.

                  "Shareholders Meeting" has the meaning provided therefor in
Section 6.5.

                  "Shares" has the meaning provided therefor in the recitals hereto.

                  "Significant Subsidiary" means any subsidiary of the Company that would constitute a Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the Commission.

                  "Stock" has the meaning provided therefor in the recitals hereto.



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

                  "Subsidiary" means any Person of which the Company owns, directly or indirectly, greater than 50% of the voting securities generally entitled to vote to elect the board of directors (or any equivalent body).

                  "Superior Proposal" has the meaning provided therefor in
Section 6.3.

                  "taxes" has the meaning provided therefor in Section 4.8(c).

                  "TBCA" means the Texas Business Corporation Act, as the same may be amended from time to time.

                  "TBCA Business Combination Provisions" means Part Thirteen, Articles 13.01 through 13.08, inclusive, of the TBCA.

                  "Welfare Plan" has the meaning provided therefor in Section 4.7(a).

                                   ARTICLE II
              SALE AND PURCHASE OF THE SHARES AND NONVOTING WARRANT

         2.1. Sale and Purchase of the Shares. In reliance upon the representations, warranties, covenants, and agreements contained herein and upon the terms and subject to the conditions hereinafter set forth, (i) at the Closing the Company shall issue and sell to Purchaser, and Purchaser shall purchase and acquire from the Company, the Shares and (ii) at the Second Closing the Company shall issue and sell to Purchaser, and Purchaser shall purchase and acquire from the Company, the Nonvoting Shares and the Company shall grant to Purchaser, and Purchaser shall purchase and acquire from the Company, the Nonvoting Warrant.

         2.2. Amount and Form of Consideration. The consideration to be paid by Purchaser to the Company in consideration of (i) the Shares shall be an aggregate amount in cash equal to U.S. $19,425,940 (the "Share Purchase Price") and (ii) the Nonvoting Shares and the Nonvoting Warrant shall be an aggregate amount of cash equal to U.S. $12,574,060 (the "Nonvoting Share Purchase Price" and, together with the Share Purchase Price, the "Purchase Price").

                                  ARTICLE III
                                  THE CLOSINGS

         3.1. Closing Dates. Except as hereinafter provided, the closing of the sale of Shares (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, on the first business day following the date on which all of the conditions contained in Articles VIII and IX have been satisfied or waived, as applicable, or at such other place and at such other time and date as may be mutually agreed upon by Purchaser and the Company. The closing of the sale of the Nonvoting Shares and the Nonvoting Warrant (the "Second Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, on the first business day following the date on which the Amendment has become effective, or at such other place and at such other time and date as may be mutually agreed upon by Purchaser and the Company. The date of the Closing is referred to herein as the "Closing Date" and the date of the Second Closing is referred to herein as the "Second Closing Date."



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

         3.2. Proceedings at Closings. All proceedings to be taken and all documents to be executed and delivered by the Company in connection with the consummation of the transactions contemplated at the Closing and the Second Closing shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and all proceedings to be taken and all documents to be executed and delivered by Purchaser in connection with the consummation of the transactions contemplated at the Closing and the Second Closing shall be reasonably satisfactory in form and substance to the Company and its counsel. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing and the Second Closing, as the case may be, shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed, and delivered.

         3.3. Deliveries by the Company to Purchaser. At the Closing, the Company shall deliver, or shall cause to be delivered, to Purchaser certificates representing the Shares to be purchased by Purchaser, duly executed. At the Second Closing, the Company shall deliver, or shall cause to be delivered, to Purchaser certificates representing the Nonvoting Shares to be purchased by Purchaser, duly executed, and the Nonvoting Warrant, duly executed.

         3.4. Deliveries by Purchaser to the Company. At the Closing, Purchaser shall deliver to the Company a confirmation of the wire transfer of immediately available funds in an amount equal to the Share Purchase Price to an account or accounts specified by the Company to Purchaser prior to the Closing. At the Second Closing, Purchaser shall deliver to the Company a confirmation of the wire transfer of immediately available funds in an amount equal to the Nonvoting Share Purchase Price to an account or accounts specified by the Company to Purchaser prior to the Second Closing.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth under the heading "General Matters" in the Disclosure Schedule, dated the date hereof and delivered concurrently herewith (the "Disclosure Schedule"), the Company hereby represents and warrants to Purchaser as of the date hereof as follows:

         4.1. Organization, Standing and Corporate Power. Each of the Company and each Significant Subsidiary is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of the Company and each Significant Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has delivered or made available to Purchaser complete and correct copies of its Charter, By-laws, as amended to the date of this Agreement and stock register. In all material respects, the minute books of the Company and each Significant Subsidiary contain accurate records of all meetings and accurately reflect all other actions taken by the shareholders, partners, the boards of directors (or other governing bodies), and all committees of the boards of directors (or other governing bodies) of the Company and such Significant Subsidiaries. Complete and accurate copies of the minute books, bylaws, and of the stock register of the Company and each Significant Subsidiary have been made available by the Company to Purchaser.




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

         4.2. Capital Structure. (a) The authorized capital stock of the Company consists of 100,000,000 shares of Stock. At the close of business on December 21, 1998, 6,852,889 shares of Stock were issued and outstanding, and 401,902 shares of Stock were reserved for issuance pursuant to outstanding options or warrants to purchase shares of Stock which have been granted to directors, officers, or employees of the Company or others ("Company Stock Options"). Except as set forth above, at the close of business on December 21, 1998, no shares of capital stock or other equity securities of the Company were issued, reserved for issuance, or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to any outstanding Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 4.2 of the Disclosure Schedule, no bonds, debentures, notes, or other indebtedness of the Company or any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of the Company or any Subsidiary may vote are issued or outstanding. Except as disclosed in
Section 4.2 of the Disclosure Schedule, all the outstanding shares of capital stock of each Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more such Subsidiaries, free and clear of all Liens. Except as set forth above or in Section 4.2 of the Disclosure Schedule, neither the Company nor any Subsidiary has any outstanding option, warrant, subscription, or other right, agreement, or commitment which (i) obligates the Company or any Subsidiary to issue, sell or transfer, repurchase, redeem, or otherwise acquire or vote any shares of the capital stock of the Company or any Subsidiary, (ii) restricts the transfer of shares of stock of the Company or any Subsidiary, or (iii) grants the right to participate in any equity appreciation of the Company or any Subsidiary.

            (b) When issued in accordance with the terms of this Agreement, and if applicable the Nonvoting Warrant, the Shares, and the Nonvoting Shares will be duly authorized, validly issued, fully paid, and non-assessable, will not be issued in violation of any preemptive rights and will be free and clear of any and all taxes or Liens.

         4.3. Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and each other agreement, document, instrument, or certificate contemplated by this Agreement to be executed by the Company in connection with the consummation of the transactions contemplated hereby and thereby (all such agreements, documents, instruments, and certificates required to be executed by the Company being hereinafter referred to, collectively, as the "Seller Documents") and, subject to the approval of its shareholders as set forth in Section 6.5 with respect to the Amendment, to consummate the transactions contemplated by this Agreement and the Seller Documents. The execution and delivery of this Agreement and the Seller Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been (or at the time of execution will be) duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Amendment, to the approval of its shareholders as set forth in Section 6.5. This Agreement has been (and the Seller Documents will be) duly executed and delivered by the Company and, assuming this Agreement and the Seller Documents to be executed by the parties hereto other than the Company constitute the valid and binding agreements of such other parties, each constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as disclosed in Section 4.3 of the Disclosure Schedule, the execution and delivery of this Agreement does not (and the Seller Documents will not), and the consummation of the transactions contemplated by this Agreement and the Seller Documents and compliance with the provisions hereof and thereof will not, (i) conflict with any of the provisions of the Charter or By-laws of the Company or the comparable documents of any Subsidiary,
(ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or loss of a material benefit under, or require the consent of any Person under, any indenture or other agreement, permit, concession, franchise, license, or similar instrument or undertaking to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets is bound or affected except as would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any Law of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination, or award currently in effect. Except as disclosed in Section 4.3 of the Disclosure Schedule, no consent, approval, or authorization of, or declaration or filing with, or notice to, any Person which has not been received or made, is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Seller Documents by the Company or the consummation by the Company of the transactions contemplated hereby and thereby, except for (i) the filing of premerger notification and report forms under the HSR Act, (ii) the filing with the Commission of (x) the Company Proxy Statement relating to the approval by the shareholders of the Company of the Amendment and (y) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of an amended Charter with the Texas Secretary of State and appropriate documents, if any, with the relevant authorities of other states in which the Company is qualified to do business, (iv) filings that if not made would not, individually or in the aggregate, have a Material Adverse Effect or prevent the transactions contemplated hereby, and (v) the NASD Confirmation.

         4.4. Commission Documents. (a) The Company has filed all required reports, schedules, forms, statements, and other documents with the Commission since January 1, 1997 (such reports, schedules, forms, statements, and other documents are hereinafter referred to as the "Commission Documents"); (b) as of their respective dates, the Commission Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Documents, and none of the Commission Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (c) the consolidated financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

         4.5. Absence of Certain Changes or Events. Except as disclosed in the Commission Documents filed and publicly available prior to the date of this Agreement or in Section 4.5 of the Disclosure Schedule and except for the transactions contemplated by this Agreement, since the date of the most recent audited financial statements included in the Commission Documents, the Company and its Subsidiaries have conducted their business only in the ordinary course, and there has not been (a) any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to any of the Company's outstanding capital stock, (b) any split, combination, or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any capital stock or other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (c) (x) any granting by the Company or any of its Subsidiaries to any executive officer or other employee of the Company or any of its Subsidiaries of any material increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Commission Documents, (y) any granting by the Company or any of its Subsidiaries to any such executive officer or other employee of any material increase in severance or termination pay, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance, or termination agreements in effect as of the date of the most recent audited financial statements included in the Commission Documents or (z) any entry by the Company or any of its Subsidiaries into any material employment, severance, or termination agreement with any such executive officer or other employee, or (d) any change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting its assets, liabilities, or businesses, except insofar as may have been required by a change in generally accepted accounting principles.

         4.6. Absence of Changes in Benefit Plans. Except as disclosed in the Commission Documents or in Section 4.6 of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Commission Documents, there has not been any adoption or amendment in any material respect by the Company or any of its Subsidiaries of any collective bargaining agreement or any Benefit Plan or waiver of any significant right in respect thereof. Except as disclosed in the Commission Documents or in Section 4.6 of the Disclosure Schedule, there exist no material employment, consulting, severance, termination or indemnification agreements, arrangements, or understandings between the Company or any of its Subsidiaries and any current or former employee, officer or director of the Company or any of its Subsidiaries.

         4.7. Benefit Plans.

            (a) Each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section



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

3(1) of ERISA) (hereinafter a "Welfare Plan"), and each other plan, arrangement, or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits, or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company and its Subsidiaries for the benefit of any present or former officers, employees, agents, directors or independent contractors of the Company or any of its Subsidiaries (all the foregoing being herein called "Benefit Plans") has been administered in accordance with its terms. The Company, its Subsidiaries and all the Benefit Plans are in material compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all other applicable Laws and all applicable collective bargaining agreements.

            (b) Except as disclosed in Section 4.7(b) of the Disclosure Schedule, none of the Company or any other Person that together with the Company is treated as a single employer under Section 414(b), (c), (m), or (o) of the Code (each a "Commonly Controlled Entity") has incurred any liability to a Pension Plan covered by Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due) which liability has not been fully paid as of the date hereof.

            (c) Except as disclosed in Section 4.7(c) of the Disclosure Schedule, no Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

            (d) Except as set forth in Section 4.7(d) of the Disclosure Schedule, none of the Benefit Plans provide for post-employment life or health insurance, benefits, or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and at the expense of the participant or the participant's beneficiary.

            (e) Except as set forth in Section 4.7(e) of the Disclosure Schedule, neither the execution and delivery of this Agreement or the Shareholder Agreement nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment becoming due to any employee (current, former, or retired) of the Company or any Subsidiary, (ii) increase any benefits otherwise payable under any Benefit Plan or employment, consulting, severance, or termination agreements, arrangements, or understandings between the Company or any Subsidiary and any of their current or former employees, officers, or directors, or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan, agreement, arrangement, or understanding.

         4.8. Taxes. Except as disclosed in Section 4.8 of the Disclosure Schedule,

            (a) Each of the Company and its Subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually and in the aggregate would not have a material adverse effect on the business, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole. All tax returns filed by the Company and each of its Subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a material adverse effect on the business, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole. The Company and each of its Subsidiaries has paid (or the Company has paid on the Subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Commission Documents reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

            (b) No deficiencies for any taxes have been proposed, asserted, or assessed against the Company or any of its Subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on the business, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole, and, except as set forth on Section 4.8 of the Disclosure Schedule, no requests for waivers of the time to assess any such taxes have been granted or are pending. The federal income tax returns of the Company and each of its Subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service, or the statute of limitations on assessment or collection of any federal income taxes due from the Company or any of its Subsidiaries has expired, through such taxable years as are set forth in
Section 4.8 of the Disclosure Schedule.

            (c) As used in this Agreement, "taxes" shall include all federal, state, local and foreign income, property, premium, sales, excise, employment, payroll, withholding, and other taxes, tariffs, or governmental charges of any nature whatsoever and any interest, penalties, and additions to taxes relating thereto.

         4.9. No Excess Parachute Payments; Section 162(m) of the Code.

            (a) Except as disclosed in Section 4.9 of the Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement or the Shareholder Agreement by any employee, officer, or director of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance, or termination agreement, other compensation arrangement, or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

            (b) Except as disclosed in Section 4.9 of the Disclosure Schedule, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any Subsidiary under any contract, Benefit Plan, program, arrangement, or understanding currently in effect.

         4.10. Voting Requirements. The affirmative vote of a majority of the outstanding shares of Stock entitled to vote thereon at a shareholders meeting with respect to the approval of the Amendment is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Amendment.

         4.11. Compliance with Applicable Laws. Except as disclosed in Section
4.11 of the Disclosure Schedule, each of the Company and its Subsidiaries has in effect all federal, state, local, and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits, and rights ("Permits") necessary for it to own, lease, or operate its properties and assets and to carry on its business as now conducted except where the failure would not, individually or in the aggregate, have a Material Adverse Effect, and there has occurred no material default under any such Permit. Except as disclosed in the Commission Documents or in Section 4.11 of the Disclosure Schedule, the Company and its Subsidiaries are in compliance with all applicable Laws of any Governmental Body applicable to the business except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Commission Documents, as of the date of this Agreement, to the knowledge of the Company, no investigation by any Governmental Body with respect to the Company or any of its Subsidiaries is pending or threatened.

         4.12. Environmental Matters.

            (a) Except as set forth in the Commission Documents or in Schedule
4.12 of the Disclosure Schedule, since January 1, 1997 (i) the Company has not received any written notice from any Person stating that the Company or its Subsidiaries may be a potentially responsible party under Environmental Law with respect to any actual or alleged environmental contamination; (ii) neither the Company nor its Subsidiaries nor, to the Company's knowledge, any Governmental Body is conducting or has conducted any environmental remediation or environmental investigation which could reasonably be expected to result in liability for the Company or its Subsidiaries under Environmental Law; and (iii) the Company and its Subsidiaries have not received any request for information under Environmental Law from any Governmental Body with respect to any actual or alleged environmental contamination, except, in each case, for notices, environmental remediation, and investigations and requests for information which would not, individually or in the aggregate, have a material adverse effect on the assets, financial condition, or operations of the Company and its Subsidiaries taken as a whole ("Material Adverse Effect"); and

            (b) Except as set forth in the Commission Documents or in Schedule
4.12 of the Disclosure Schedule since January 1, 1998, the Company and its Subsidiaries have not received any written notice from any Person stating or alleging that the Company or its Subsidiaries may have violated any Environmental Law, or that the Company or its Subsidiaries has caused or contributed to any environmental contamination that is reasonably likely to require investigation or remediation or that has caused personal injury under Environmental Law, except, in each case, for statements and allegations of violations and statements and allegations of responsibility for remediation and personal injury which would not, individually or in the aggregate, have a Material Adverse Effect.

            (c) The Company has not knowingly withheld from Purchaser any material environmental investigation, study, audit, test, review, or other analysis in the possession of the Company or its Subsidiaries conducted in relation to the business of the Company or any Subsidiary or any property or facility now or previously owned, operated, or leased by the Company or any Subsidiary; and the Company has not knowingly withheld from Purchaser any consent decree, consent order, or similar document issued by a Governmental Body pursuant to Environmental Laws, which is in force and to which it is a party relating to any property currently owned, leased, or operated by the Company or its Subsidiaries.

            (d) The transactions contemplated by this Agreement do not trigger any obligation or duty on the part of the Company or any Subsidiary to file any notice with or obtain any approval from any Governmental Body having jurisdiction over environmental or health and safety matters.

            (e) "Environmental Law" means all applicable Laws, judgments, decrees, and orders relating to pollution, the preservation of the environment, and the release of material into the environment.

         4.13. Brokers. Except with respect to Donaldson, Lufkin & Jenrette Securities Corp. ("DLJ") and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated ("Dain Rauscher"), all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with Purchaser, without the intervention of any Person on behalf of the Company in such manner as to give rise to any valid claim by any Person against Purchaser, the Company or any Subsidiary for a finder's fee, brokerage commission, or similar payment. The Company has provided Purchaser with true and complete copies of the agreements between the Company and DLJ, and the Company has no other agreements or understandings (written or oral) with respect to such services.

         4.14. Disclaimer. Except for the representations and warranties set forth in this Article IV, the Company makes no other representations or warranties of any kind or character, expressed, implied, or statutory, in respect of the Company. All such other representations and warranties are disclaimed.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to the Company as of the date hereof as follows:

         5.1. Organization and Good Standing. Purchaser is a limited partnership, duly organized, validly existing, and in good standing under the laws of its state of organization.

         5.2. Authorization; Enforceability.

            (a) Purchaser has the power to execute and deliver this Agreement and each other agreement, document, instrument, or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (all of such agreements, documents, instruments, and certificates required to be executed by Purchaser being hereinafter referred to, collectively, as the "Purchaser Documents"), and to perform fully its obligations hereunder and thereunder.

            (b) The execution, delivery and performance by Purchaser of this Agreement and each of the Purchaser Documents has been duly authorized by all necessary partnership or other action on the part of Purchaser.

            (c) This Agreement has been, and each of the Purchaser Documents will be, on or prior to the Closing Date, duly executed and delivered by Purchaser and (assuming the due authorization, execution, and delivery by the other parties hereto) this Agreement constitutes, and each of the Purchaser Documents when so executed and delivered will constitute, the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, and similar Laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

         5.3. Consents of Third Parties. No consent, waiver, approval, or authorization of, or declaration or filing with, or notification to, any Person is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, the consummation by Purchaser of the transactions contemplated hereby and thereby, or the compliance by Purchaser with any of the provisions hereof or thereof, except as may be required by Purchaser in connection with any confidentiality agreement by which it is bound and except for compliance with the applicable requirements of the Exchange Act and the HSR Act. The execution and delivery by Purchaser of this Agreement and Purchaser Documents, the consummation by Purchaser of the transactions contemplated hereby and thereby, and the compliance by Purchaser with any of the provisions hereof or thereof will not conflict with, or result in the breach of, any provision of the certificate of limited partnership or limited partnership agreement or other organizational documents of Purchaser.

         5.4. Litigation. There is no Legal Proceeding pending, or to the knowledge of Purchaser, threatened against Purchaser that questions the validity of this Agreement or any action to be taken by Purchaser in connection with this Agreement.

         5.5. Brokers. Except for such Persons who will be paid a finder's fee, brokerage commission, or similar payment at the Closing, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with the Company, without the intervention of any Person on behalf of Purchaser or its Affiliates in such manner as to give rise to any valid claim by any Person against Purchaser, the Company, any Subsidiary, the Shareholder, or any of their Affiliates for a finder's fee, brokerage commission, or similar payment.

         5.6. Securities Matters.

            (a) Purchaser understands and acknowledges that the Securities have not been registered under the Securities Act, or the securities laws of any state or foreign jurisdiction and, unless so registered, may not be offered, sold, transferred, or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction.

            (b) Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act).

            (c) Purchaser (i) has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of purchasing the Securities, (ii) is able to bear the economic risk of an investment in the Securities for an indefinite period of time, including the risk of a complete loss of any such investment, and (iii) acknowledges that the information publicly disclosed by the Company or contained in any written material furnished to Purchaser indicates that the expected earnings of the Company for the fourth calendar quarter of 1998 will be substantially below estimates previously made by the Company.

            (d) Purchaser is acquiring the Securities for its own account for investment purposes and not with a view to, or for offer or sale for the Company in connection with, the distribution or resale thereof.

            (e) Purchaser understands and agrees that the Securities are being sold in a transaction not involving any public offering within the meaning of the Securities Act, and that the Securities may not be offered, sold, or otherwise transferred to, or for the account or benefit of, any Person except as permitted in the following sentence. Purchaser agrees, on its own behalf and on behalf of any accounts for which Purchaser is acting, that if Purchaser should sell or otherwise transfer any Securities, it will do so only (i) pursuant to an exemption from the registration requirements of the Securities Act (if available) or if the Securities Act does not apply or (ii) pursuant to an effective registration statement under the Securities Act, and Purchaser further agrees to provide to any Person purchasing any of the Securities from it a notice advising such purchaser that resales of the Securities are restricted as stated herein.

            (f) The Purchaser understands that the Securities purchased pursuant to this Agreement will be in unregistered form only and that any certificates delivered to it in respect of the Securities will bear a legend substantially to the following effect:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN PURCHASED PURSUANT TO A STOCK PURCHASE AGREEMENT DATED AS OF DECEMBER 23, 1998, BETWEEN THE COMPANY AND WINGATE PARTNERS II, L.P. SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

         5.7. Financing. Purchaser has available to it, and on the Closing Date and the Second Closing Date will have, all funds necessary to consummate the transactions contemplated by this Agreement, including, without limitation, the payment of the Purchase Price to the Company.

         5.8. HSR Act. The consummation of the transactions contemplated by this Agreement and the Shareholder Agreement do not require any filings to be made pursuant to the HSR Act.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

         6.1. Public Statements. From and after the date hereof and until the Second Closing, the Company hereby covenants and agrees that before the Company shall release any information concerning this Agreement or the transactions contemplated hereby and which is intended for or may result in public dissemination thereof, the Company shall so advise and cooperate with Purchaser and shall not release such information without Purchaser's consent (which consent shall not be unreasonably withheld or delayed), unless such information is otherwise publicly available or the release thereof is required by Law.

         6.2. Consents and Conditions. From and after the date hereof and until the Second Closing, the Company hereby covenants and agrees that the Company will use its best commercially reasonable efforts (a) to obtain any required governmental consents to the transactions contemplated hereby required to be so obtained by it, (b) to cause each of the conditions precedent set forth in
Article VIII or IX to be satisfied, and (c) to comply with the requirements, if applicable, of Rule 14f-1 under the Exchange Act.

         6.3. No Shop Provision. Except as provided for in this Agreement from and after the date hereof until the earlier of the Closing Date or the date on which this Agreement shall have been terminated in accordance with the provisions of Article XII, neither the Company nor any officer, director, agent, or representative of the Company will, nor will they authorize or permit any investment banker, attorney, accountant, or other representative retained by any of the foregoing in any manner, directly or indirectly, to, (a) effect or seek, or offer (including by way of providing information) or propose (whether publicly or otherwise) to effect, (i) any issuance or sale of any shares of the Company's capital stock or securities convertible into or exercisable for capital stock other than issuances pursuant to the exercise of options outstanding on the date hereof and disclosed in Section 4.2 of the Disclosure Schedule; (ii) any tender or exchange offer or merger or other business combination involving the Company or any Subsidiary; (iii) any recapitalization, restructuring, liquidation, dissolution, or other extraordinary transaction with respect to the Company or any Subsidiary; or (iv) any solicitation of proxies (as such terms are used in the proxy rules of the Commission) or consents to vote any shares of the Company's capital stock (except as required by Section 6.5) (each, an "Acquisition Proposal") or (b) enter into any discussions or arrangements with any third party (or provide any information to any third party) with respect to any Acquisition Proposal; provided, however, that if the Board of Directors determines in good faith, after consultation with outside legal counsel to the Company, that the failure to perform any of the foregoing acts would be inconsistent with the Board of Directors' fiduciary duties under applicable Law, the Company may in response to such Acquisition Proposal (which must be a Superior Proposal), furnish information in respect of the Company and its Subsidiaries pursuant to a confidentiality agreement and participate in negotiations and enter into agreements regarding such Acquisition Proposal. The Company will promptly inform Purchaser as to the fact that information is to be provided and the identity of the third-party purchaser after receipt of any Acquisition Proposal and will keep Purchaser informed of the status and details of any such Acquisition Proposal. The term "Superior Proposal" means any bona fide Acquisition Proposal, which proposal was not solicited by the Company or nor any officer, director, agent, or representative of the Company or any investment banker, attorney, accountant, or other representative retained by any of the foregoing after the date of this Agreement, made by a third party on terms that the Board of Directors determines in good faith to be more favorable to the Company and its shareholders than the transactions contemplated by this Agreement (based on advice of the Company's financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for herein). Furthermore, nothing contained in this Section 6.3 shall prohibit the Company or its Board of Directors from disclosing to the Company's shareholders a position in respect of a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to the Company's shareholders as may be required by applicable Law.

         6.4. Further Actions. From time to time after the Closing Date, the Company agrees to execute and deliver such instruments and take such other actions as may reasonably be required to carry out the intent of this Agreement and to consummate the transactions contemplated hereby. In the event that at any time on or after the date hereof the acquisition by Purchaser or its Affiliates of the Shares hereunder, together with any shares of Stock to be acquired by Purchaser or its Affiliates under the Shareholder Agreement (or under the Nonvoting Warrant contemplated herein), would result in a Change of Control (as defined in the Indenture), the Company agrees that without any action by either the Company or Purchaser the number of Shares owned by Purchaser and its Affiliates shall automatically be reduced by exchange of such number of Shares for Nonvoting Shares or if such Nonvoting Shares have not been issued, the right to receive Nonvoting Shares as provided for herein to the extent, and only to the extent, necessary to avoid such occurrence.

         6.5. Charter Amendment. The Company will promptly prepare, and as soon as practicable after the Closing Date, file with the Commission a proxy statement and all other proxy materials (the "Company Proxy Statement") and commence such other actions necessary in accordance with applicable Law and its Charter and By-laws to convene a meeting of its shareholders to consider and vote upon the approval of the Amendment (the "Shareholders Meeting"). Concurrently herewith, the Company has, through its Board of Directors, recommended to its shareholders approval of the Amendment. In connection with the Shareholders Meeting, the Company (i) will use its commercially reasonable best efforts to have cleared by the Commission and will thereafter mail to its shareholders as promptly as practicable the Company Proxy Statement, (ii) will use its commercially reasonable best efforts to obtain the necessary approvals by its shareholders of the Amendment, and (iii) will otherwise comply in all material respects with all legal requirements applicable to such Shareholders Meeting. Purchaser shall vote all shares of Stock acquired by it pursuant to this Agreement or the Shareholder Agreement then held by it, and shall cause any assignee of any such shares of Stock to vote any shares of Stock then held by any such assignee, in favor of the Amendment. In the event that either of the following sets of conditions has been satisfied: (A) the Shareholders Meeting shall not have been held within 180 days after the filing of the Company Proxy Statement (plus any period of time during which there shall have been in effect any Law or injunction or other order of any Governmental Body restraining or preventing the Company from holding the Shareholders Meeting) or (B) (i) at the Shareholders Meeting all of the shares of Stock acquired by Purchaser pursuant to this Agreement and the Shareholder Agreement shall have been voted in favor of approval of the Amendment, (ii) there shall not have been in effect as of the date of such meeting any Law or injunction or other order of any Governmental Body restraining or preventing the Shareholder from voting any shares of Stock as to which he possessed the power to vote in favor of approval of the Amendment, and (iii) the Amendment shall not have been approved in accordance with applicable Law and the Charter and By-laws of the Company, then the Company shall pay to Purchaser as liquidated damages for such failure and not as a penalty an aggregate of $1 million.

         6.6. Reservation of Stock Issuable Upon Exercise of Nonvoting Warrants. From and after the effectiveness of the Amendment the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, the number of shares of Nonvoting Stock needed to provide for the issuance of the Nonvoting Shares upon the exercise of Nonvoting Warrants.

         6.7. Conduct of the Company. From the date hereof until the Closing Date, the Company and its Subsidiaries shall conduct their business in the ordinary course, consistent with past practices, and shall use their commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers, employees, and business associates. Without limiting the generality of the foregoing, other than in the ordinary course of business, consistent with past practices, or as set forth on Section 6.7 of the Disclosure Schedule, as specifically contemplated by this Agreement or with the written consent of Purchaser (which such consent shall not be unreasonably withheld), from the date hereof until the Closing Date, the Company will not, and will not permit any of its Subsidiaries to:

            (a) declare, set aside, or pay any dividend (other than regular quarterly dividends) or other distribution with respect to any shares of capital stock of the Company, or enter into any agreement or understanding with respect to any repurchase, redemption, or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

            (b) amend the Articles of Incorporation or Bylaws or other governing documents or any outstanding security of the Company or any Subsidiary;

            (c) incur, assume, or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money;

            (d) create or assume by the Company or any Subsidiary any Lien on any assets other than Liens which, individually or in the aggregate, do not have and could not reasonably be expected to have a Material Adverse Effect;

            (e) make any loan, advance, or capital contribution to or invest in any Person;

            (f) cause or willfully permit any damage, destruction, or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

            (g) other than in the ordinary course of business consistent with past practice, enter into any transaction, commitment, contract, or agreement by the Company or any Subsidiary relating to their assets or businesses (including the acquisition or disposition of any assets) or relinquish any contract or other right, in either case, that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect;

            (h) pay, discharge, or satisfy any material claims, liabilities, or other obligations (whether absolute, accrued, asserted or unasserted, contingent, or otherwise) other than the payment, discharge, or satisfaction in the ordinary course of business, consistent with past practices of liabilities reflected or reserved against in the consolidated financial statements of the Company or incurred since the most recent date in the ordinary course of business, consistent with past practices;

            (i) change any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a concurrent change in generally accepted accounting principles in the United States, consistently applied;

            (j) (A) grant any severance or termination pay to any director, officer, or employee of the Company or any Subsidiary, (B) enter into any employment, deferred compensation, or other similar agreement (or any amendment to any such existing agreement) with any director, officer, or employee of the Company or any Subsidiary, (C) increase the benefits payable under any existing severance or termination pay policies or employment agreements or (D) increase the compensation, bonus, or other benefits payable to any director, officer, or employee of the Company or any Subsidiary; or

            (k) authorize any of, or commit or agree to take any of, the foregoing actions except as otherwise permitted by this Agreement.

         6.8. Shareholder Litigation. From the date hereof and until the earlier of the Closing or the termination of this Agreement, the Company agrees that in connection with any litigation which may be brought against the Company or its directors relating to the transactions contemplated hereby, the Company will keep Purchaser, and any counsel which Purchaser may retain, informed of the course of such litigation, to the extent Purchaser is not otherwise a party thereto, and the Company agrees that it will consult with Purchaser prior to entering into any settlement or compromise of any such shareholder litigation.

         6.9. Directors. (a) Subject to Section 6.9(b), concurrently with the Closing, (i) Purchaser shall be entitled to designate two directors to the Board of Directors, and (ii) the Shareholder shall be entitled to designate two directors to the Board of Directors. The Company shall take all action necessary to cause Purchaser's designees to be elected or appointed to the Board of Directors, including, without limitation, seeking and accepting resignations of incumbent directors. The Company will use its commercially reasonable efforts to cause individuals designated by Purchaser to constitute the same percentage as such individuals represent on the Board of Directors of each committee of the Board of Directors, each board of directors of any Subsidiary, and each committee of each such board, except as may be otherwise required by any applicable Law or the rules of any exchange or quotation system on which shares of the Company's capital stock are listed or quoted.

            (b) If at the time of the Closing or any time thereafter, an Independent Director (as defined in Section 7.5 hereof) is appointed to the Company's Board of Directors, the Purchaser shall be entitled to designate one
(1) additional director beyond those provided for in

Section 6.9(a), to the Board of Directors and the Company shall take all actions necessary to cause this designee to be appointed concurrently with such Independent Director; provided that the foregoing right shall be exercised by the Purchaser on only one (1) occasion.

            (c) The Company's obligations to appoint designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1, if applicable, in order to fulfill its obligations under this Section 6.9.

                                   ARTICLE VII
                             COVENANTS OF PURCHASER

         7.1. Confidentiality. Except as otherwise permitted by the Board of Directors (or any committee thereof) or as contemplated hereby, from and after the date hereof and until the Closing, Purchaser hereby covenants and agrees that it will treat as confidential, keep secret, and not use in the course of its business any Evaluation Material (as defined in the letter agreement dated July 1998 by and between Purchaser and DLJ, on behalf of the Company (the "Confidentiality Agreement")), and that the Evaluation Material shall be held in the strictest confidence by Purchaser in accordance with, and pursuant to, the Confidentiality Agreement and, in the event that the transactions contemplated hereby are not consummated, shall be returned or destroyed in accordance with, and pursuant to, the Confidentiality Agreement. The Company hereby waives compliance by Purchaser and its Affiliates with, and releases Purchaser and its Affiliates from, the standstill and other provisions of the third full paragraph on page 3 of the Confidentiality Agreement to the extent necessary to permit the consummation of the transactions contemplated by this Agreement and the Shareholder Agreement.

         7.2. Public Statements. From and after the date hereof and until the Second Closing, Purchaser hereby covenants and agrees that before it shall release any information concerning this Agreement or the transactions contemplated hereby and which is intended for public dissemination thereof, Purchaser shall so advise and cooperate with the Company and shall not release such information without the Company's consent (which consent shall not be unreasonably withheld or delayed), unless such information is otherwise publicly available or the release thereof is required by Law.

         7.3. Consents and Conditions. From and after the date hereof and until the Closing, Purchaser hereby covenants and agrees that Purchaser will (a) cooperate in all respects with the Company (including, without limitation, by providing all necessary information concerning Purchaser for disclosure) in connection with any filing by the Company pursuant to the requirements, if applicable, of Rule 14f-1 under the Exchange Act and (b) use its commercially reasonable efforts (i) to obtain any required governmental consents to the transactions contemplated hereby required to be obtained by it and (ii) to cause each of the conditions precedent set forth in Article VIII or IX to be satisfied.

         7.4. Further Actions. From time to time after the Closing Date, Purchaser agrees to execute and deliver such instruments and take such other actions as may reasonably be required to carry out the intent of this Agreement and to consummate the transactions contemplated hereby. In the event that at any time on or after the date hereof the acquisition by Purchaser or its Affiliates of the Shares hereunder, together with any shares of Stock to be acquired by

Purchaser or its Affiliates under the Shareholder Agreement would result in a Change of Control (as defined in the Indenture), Purchaser agrees that without any action by either the Company or Purchaser the number of Shares owned by Purchaser and its Affiliates shall automatically be reduced by exchange of such number of Shares for Nonvoting Shares or if such Nonvoting Shares have not been issued, the right to receive Nonvoting Shares as provided for herein to the extent, and only to the extent, necessary to avoid such occurrence.

         7.5. Independent Directors. For a period of five years following the Closing Date, Purchaser shall, and shall cause its Affiliates to, use their respective commercially reasonable efforts (including, without limitation, by nominating and voting all shares of Stock then beneficially owned by them) to ensure that at least two individuals not affiliated with Purchaser, its assigns or the Shareholder and who do not have any other relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director (such individuals, the "Independent Directors") are nominated and elected to the Board of Directors. In the event of the death, disability, resignation, or removal of an Independent Director, Purchaser shall, and shall cause its Affiliates to, use their respective commercially reasonable efforts to cause a replacement Independent Director to be nominated and elected to the Board of Directors.

         7.6. Matters Requiring Approval of the Independent Directors. For a period of five years following the Closing Date, none of Purchaser nor any of its Affiliates shall cause or permit the Company, directly or indirectly, to enter into or engage in a Business Combination with respect to which Purchaser or any of its Affiliates would (i) have been considered an "affiliated shareholder" for purposes of Article Nine of the Charter or the TBCA Business Combination Provisions (without giving effect to the approval, if any, by the Board of Directors of the purchase by Purchaser or Affiliate of any shares of Stock for purposes of Article Nine of the Charter or the TBCA Business Combination Provisions) or (ii) any other transaction with the Purchaser or any of its Affiliates that would result in a change in the exercise price or number of shares purchasable under the Nonvoting Warrant pursuant to Section 6(c) thereof, unless (a) such Business Combination or other transaction shall have been approved, in addition to any vote required by the Charter or Law, by a committee of the Independent Directors (and such committee shall have been advised if it deems appropriate by independent counsel and financial advisors) and (b) such committee shall have received an opinion in writing from a nationally recognized investment banking firm stating that the transaction is fair, from a financial perspective, to the shareholders of the Company not affiliated with Purchaser.

                                  ARTICLE VIII
                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         The obligation of Purchaser to consummate the purchase of the Shares from the Company as contemplated hereby on the Closing Date and the Nonvoting Shares from the Company as contemplated hereby on the Second Closing date is subject to the satisfaction or waiver on each such date by Purchaser of the following conditions:

         8.1. Accuracy of Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date other than such representations and warranties made as of another date.

         8.2. Performance of Covenants. The Company shall have performed and complied, in all material respects, with the covenants and provisions of this Agreement required to be performed or complied with by it between the date hereof and the Closing Date.

         8.3. Hart-Scott-Rodino. All applicable waiting periods, if any, in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

         8.4. Litigation; Other Events.

            (a) No preliminary or permanent injunction or other order of any court restraining or prohibiting the consummation of the transactions contemplated hereby shall be in effect.

            (b) Except with respect to these items listed in Section 8.4(b) of the Disclosure Schedule as the same exist on the date hereof and without giving effect to adverse developments in such matters between the date hereof and the Closing Date, there shall not be pending, nor shall there have been threatened, any inquiry by any Governmental Body or Legal Proceeding which, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

            (c) There shall not be pending, nor shall there have been threatened, any inquiry by any Governmental Body or Legal Proceeding that seeks, nor any Law that would have the effect, to:

                (i) challenge, restrain, prohibit or delay the sale or purchase of the Shares, the Nonvoting Shares, or the Nonvoting Warrant Shares pursuant to this Agreement or any of the transactions contemplated hereby or obtain damages as a result thereof;

                (ii) make the sale or purchase of the Shares, the Nonvoting Shares, or the Nonvoting Warrant Shares pursuant to this Agreement illegal or in violation of any duty;

                (iii) impose or result in material limitations on the ability of Purchaser or any of its Affiliates to exercise full rights of ownership of the Shares, the Nonvoting Shares, or the Nonvoting Warrant Shares purchased by it hereunder, including, without limitation, the right to vote the Shares purchased by it hereunder on all matters properly presented to the shareholders of the Company; or

                (iv) impose upon Purchaser or the Company, directly or indirectly, the restraints or conditions set forth in the TBCA Business Combinations Provisions or in Article Nine of the Charter or similar restraints or conditions.

         8.5. Board Approval. The purchase of each of the Shares and the Nonvoting Warrant Shares by Purchaser shall have been approved (which approval shall not have been withdrawn or modified) by the Board of Directors (or a special committee thereof) for purposes of Article Nine of the Charter and the TBCA Business Combination Provisions, and resolutions to such effect certified by an authorized officer of the Company shall have been delivered to Purchaser.

         8.6. Shareholder Agreement. In the case of the Closing Date only, the Closing (as defined in the Shareholder Agreement) shall have occurred concurrently with the Closing.

         8.7. Directors. In the case of the Closing Date only, (i) the individuals designated by Purchaser shall have been duly nominated and elected to the Board of Directors as provided for in Section 6.9 and (ii) Purchaser shall have received the written resignation of those directors of the Company designated by Purchaser as necessary to fulfill the requirements of Section 6.9 hereof.

         8.8. Senior Debt. In the case of the Closing Date only, the Company and its lenders under that certain Second Amended and Restated Credit Agreement, dated as of December 1, 1997, (the "Credit Agreement") shall have amended the Credit Agreement on terms reasonably satisfactory to Purchaser.

         8.9. Shareholders Meeting. In the case of the Second Closing only, the Company shall have duly called, given notice of, convened, and held the Shareholders Meeting for the purpose of approving the Amendment in accordance applicable provisions of the TBCA.

         8.10. Nonvoting Warrant. In the case of the Second Closing only, the Company shall have delivered to Purchaser a duly executed copy of the Nonvoting Warrant in the form attached hereto as Exhibit B.

         8.11. Monitoring and Oversight Agreement; Financial Advisory Agreement. In the case of the Closing Date only, the Company and Wingate Management Limited, L.L.C. shall have entered into each of the Monitoring and Oversight Agreement and the Financial Advisory Agreement, in the forms attached hereto as Exhibit C and Exhibit D, respectively.

         8.12. Confirmation by NASD. The Company shall have received the NASD Confirmation.

                                   ARTICLE IX
                CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

         The obligation of the Company to consummate the issuance and sale of the Shares to Purchaser contemplated hereby on the Closing Date and the Nonvoting Shares and Nonvoting Warrant to Purchaser as contemplated hereby on the Second Closing Date is subject to the satisfaction or waiver by the Company of the following conditions:

         9.1. Accuracy of Representations and Warranties. Each of the representations and warranties of Purchaser contained herein shall be true and correct as of the Closing Date (or the Second Closing Date, as the case may be) with the same force and effect as though the same had been made on and as of the Closing Date (or the Second Closing Date, as the case may be).

         9.2. Performance of Covenants. Purchaser shall have performed and complied, in all material respects, with the covenants and provisions in this Agreement required herein to be performed or complied with by it between the date hereof and the Closing Date (or the Second Closing Date, as the case may be).

         9.3. Hart-Scott-Rodino. All applicable waiting periods, if any, in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated. 9.4. Litigation; Other Events.

            (a) No preliminary or permanent injunction or other order of any court restraining or prohibiting the consummation of the transactions contemplated hereby shall be in effect.

            (b) There shall not be pending, nor shall there have been threatened, any inquiry or Legal Proceeding that seeks, nor any Law that would have the effect, to:

                (i) challenge, restrain, prohibit or delay the sale and purchase of the Shares, the Nonvoting Shares, or the Nonvoting Warrant Shares pursuant to this Agreement or any of the transactions contemplated hereby or obtain damages as a result thereof;

                (ii) make the sale or purchase of the Shares, the Nonvoting Shares, or the Nonvoting Warrant Shares pursuant to this Agreement illegal or in violation of any duty;

                (iii) impose or result in material limitations on the ability of Purchaser or any of its Affiliates to exercise full rights of ownership of the portion of the Shares, the Nonvoting Shares, or the Nonvoting Warrant Shares purchased by it hereunder, including, without limitation, the right to vote the Shares purchased by it hereunder on all matters properly presented to the shareholders of the Company; or

                (iv) impose upon Purchaser or the Company, directly or indirectly, the restraints or conditions set forth in the TBCA Business Combinations Provisions or in Article Nine of the Charter or similar restraints or conditions.

         9.5. Purchase Price. Purchaser shall have simultaneously paid, in accordance with the terms hereof, the Share Purchase Price or Nonvoting Share Purchase Price, as the case may be.

         9.6. Confirmation by NASD. The Company shall have received the NASD Confirmation.

                                   ARTICLE X
                      INDEMNIFICATION AND RELATED MATTERS

         10.1. Indemnification.

            (a) The Company hereby agrees to indemnify and hold Purchaser, its Affiliates and the officers, directors, employees, partners, and agents thereof, harmless (on an after-tax basis) from and against any and all claims, judgments, causes of action, liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest, and expenses (including, without limitation, the reasonable fees and expenses of counsel) (collectively, "Losses") arising out of, based upon, attributable to, or resulting from:

                (i) any inaccuracy of any representation, any breach of warranty or nonfulfillment of any agreement or covenant on the part of the Company contained in this Agreement or any Seller Document; and

                (ii) all claims, actions, suits, proceedings, investigations, demands, and assessments incident to any of the foregoing.

            (b) Purchaser hereby agrees to indemnify and hold the Company harmless (on an after-tax basis) from and against any and all Losses arising out of, based upon, attributable to, or resulting from:

                (i) any inaccuracy of any representation, any breach of warranty or nonfulfillment of any agreement or covenant on the part of Purchaser contained in this Agreement or any Purchaser Document; and

                (ii) all claims, actions, suits, proceedings, investigations, demands, and assessments incident to the foregoing.

               Notwithstanding the foregoing provisions of Section 10.1(a)(ii), Purchaser shall not be entitled to any claims for fees and expenses of counsel in respect of any action, suit, or proceeding by Purchaser against the Company, unless and until such action, suit, or proceeding has been determined by a final, nonappealable order or judgment of a court of competent jurisdiction in favor of Purchaser.

         10.2. Procedures for Indemnification. (a) Whenever a claim shall arise for indemnification under Section 10.1, with the exception of claims for litigation expenses in respect of litigation as to which a notice of claim, as provided in this Section 10.2, has previously been given, which expenses shall be funded on an ongoing basis, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the party from which indemnification is sought (the "Indemnifying Party") of such claim and, when known, the facts constituting the basis for such claim; provided, however, that in the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the Indemnified Party shall give such notice thereof to the Indemnifying Party not later than ten business days prior to the time any response to the asserted claim is required, if possible, and in any event within five business days following receipt of notice thereof. Failure to give timely notice or to include any specified information in any notice required by this Section 10.2 will not effect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the Indemnifying Party may, at its sole cost and expense, assume the defense thereof using counsel who is reasonably satisfactory to the Indemnified Party; provided, however, that the

Indemnifying Party shall first have agreed in writing that it does not and will not contest its responsibility for indemnifying the Indemnified Party in respect of Losses attributable to such claim or proceeding; and provided, however, that if the defendants in any such actions include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses or rights available to it which have not been waived and are in actual or potential conflict with those available to the Indemnifying Party, the Indemnified Party shall have the right to select one law firm to act as separate counsel, on behalf of such Indemnified Party, at the expense of the Indemnifying Party. Subject to the second proviso of the immediately preceding sentence, if an Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall be entitled to select counsel and take all steps necessary in the defense thereof; provided, however, that no settlement shall be made without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld (and if the Indemnified Party shall withhold its consent to any monetary settlement proposed by the Indemnifying Party and which the other party to the action has indicated it is prepared to accept, the Indemnified Party shall in no event be deemed for purposes of this Agreement to have suffered Losses in connection with such claim or proceeding in excess of the proposed amount of such settlement); and provided, further, that subject to the second proviso of the immediately preceding sentence, the Indemnified Party may, at its own expense, participate in any such proceeding with the counsel of its choice without any right of control thereof. So long as the Indemnifying Party is in good faith defending such claim or proceeding, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, without limitation, settling such claim or litigation (after giving prior written notice of the same to the Indemnifying Party and obtaining the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld) on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party will promptly indemnify the Indemnified Party in accordance with the provisions of this
Section 10.2. Notwithstanding the foregoing, at any time after the Indemnifying Party has failed to discharge its liability for legal and other expenses pursuant to this Section 10.2, which failure shall not have been cured, or at any time the Indemnifying Party is subject to a bankruptcy case pursuant to Chapter 7 or Chapter 11 of the U.S. Bankruptcy Code, if the Indemnified Party shall propose to settle a claim as to which it intends to seek indemnity, it shall provide the Indemnifying Party with 21 days' written notice of such proposed settlement, and the Indemnifying Party shall, within such period either
(i) consent to the terms of the proposed settlement or (ii) provide the Indemnified Party with (A) a written notice of objection to the proposed settlement, with a statement of reason, (B) reasonable evidence that the financial condition of the Indemnifying Party is sufficient to permit it to pay a judgment for the full amount being sought by the third party claimant (or, at the Indemnified Party's request, a letter of credit in such amount) and (C) an undertaking to satisfy any such judgment.

            (b) Notwithstanding anything to the contrary herein contained, in the event the Company is an Indemnifying Party, the Company may settle any third-party claim against an Indemnified Party as long as it obtains an unconditional release from such third party for the benefit of such Indemnified Party.

                                   ARTICLE XI
                    REGISTRATION AND OTHER SHAREHOLDER RIGHTS

         11.1. Demand Registration.

            (a) Upon receipt by the Company at any time following the second anniversary of the Closing Date of a written request from Purchaser for registration of the resale of any Registrable Shares, the Company shall use commercially reasonable efforts to cause a registration statement to be filed under the Securities Act, and any other applicable Laws, within 60 days after the receipt of such request. The Company shall use commercially reasonable efforts to cause any such registration statement to become effective and to maintain the effectiveness of such registration statement until (x) the date all Registrable Shares have been sold pursuant thereto or (y) 180 days after the effective date of such registration statement. The term "registration statement" means a registration statement filed under the Securities Act, or any similar disclosure document, filing, or listing particulars utilized in connection with a Public Equity Offering.

            (b) Purchaser shall be permitted to make four requests pursuant to the provisions of Section 11.1(a), provided that no request will be (i) allowed unless the Company and the security offering shall at that time satisfy the eligibility requirements for use of Form S-1 or any successor form and (ii) counted against this limit unless, it has become effective and remained effective for a period of at least 30 days; provided, however, that if, within 180 days after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other Governmental Body, such registration will be deemed not to have been effected and will not count as a Demand Registration. A registration that is undertaken by the Company in response to a valid request made by Purchaser pursuant to this Section 11.1 shall be referred to herein as a "Demand Registration." Notwithstanding the foregoing provisions of this Section 11.1(b), the Company shall not be required to register any Registrable Shares pursuant this Section 11.1(b) at any time (i) within 120 days of the effective date of any registration statement filed as a result of the exercise of any demand registration rights by Purchaser or any other shareholder of the Company, or (ii) in the event that the Company has registered shares of any class of its capital stock pursuant to any demand registration rights on more than two occasions in the preceding 12 months.

            (c) The Company shall pay all registration expenses incurred with respect to Section 11.1(a) (other than customary underwriting and broker commissions), including, without limitation, the reasonable fees and disbursements of one (but only one) legal firm or counsel to represent Purchaser in the case of a Demand Registration.

            (d) The offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Company shall select the investment banking firm or firms to manage the underwritten offering; provided, however, that such selection shall be subject to the consent of the Shareholder, which consent shall not be unreasonably withheld or delayed.

         11.2. Incidental or "Piggyback" Registration Rights.

            (a) If the Company or any holder of shares of Stock or Nonvoting Stock proposes to sell shares of Stock or Nonvoting Stock in a Public Equity Offering, the Company shall give written notice, at least 15 days prior to the filing of a registration statement related to such Public Equity Offering (other than a registration statement relating solely to employee benefit plans or to effect any acquisition or combination with another Person), of such proposed Public Equity Offering to Purchaser which notice shall offer to Purchaser and its Affiliates the opportunity to include in such Public Equity Offering such number of Registrable Shares as Purchaser and its Affiliates may request. Within 20 days after receipt of such notice, Purchaser and its Affiliates shall, subject to the following sentence, have the right by notifying the Company in writing to require the Company to include in the registration statement relating to such Public Equity Offering such number of Registrable Shares as Purchaser or its Affiliates may request. Notwithstanding the foregoing, (x) if at any time the managing underwriter or underwriters of such Public Equity Offering (the "Managing Underwriter") shall advise the Company in writing that, in its opinion, the total number of shares proposed to be sold in such Public Equity Offering (including the total number of Registrable Shares that Purchaser and its Affiliates have requested to be sold in such Public Equity Offering and the total number of shares of Stock or Nonvoting Stock, as the case may be, requested to be included by any other selling shareholder entitled to sell shares in such Public Equity Offering) exceeds the maximum number of shares which the Managing Underwriter believes may be sold without materially adversely affecting the price, timing or distribution of the Public Equity Offering, then the Company will be required to include in such Public Equity Offering only that number of shares which the Managing Underwriter believes may be sold without causing such adverse effect in the following order: (i) all the shares that the Company proposes to sell in such Public Equity Offering, (ii) all the shares that are proposed to be sold by any shareholder of the Company who is exercising a demand registration right, if such Public Equity Offering is being made pursuant to such demand and (iii) shares of Purchaser and its Affiliates and all other shares that are proposed to be sold by any shareholder of the Company exercising a so-called "piggyback" registration right on a pro rata basis in an aggregate number which is equal to the difference between the maximum number of shares that may be distributed in such Public Equity Offering as determined by the Managing Underwriter and the number of shares to be sold in such Public Equity Offering pursuant to clauses (i) and (ii) above, and (iv) any other shares of Stock or Nonvoting Stock requested to be included in such Public Equity Offering.

            (b) The Company will have the right to postpone or withdraw any registration statement relating to a Public Equity Offering described under this
Section 11.2 prior to the effective date of such registration statement without obligation to Purchaser or its Affiliates. The Company shall pay all registration expenses of Purchaser and its Affiliates (other than customary underwriting and broker commissions) in the case of any and all registrations governed by this Section 11.2.

         11.3. Suspension. In connection with any proposed registration of Registrable Shares pursuant to Section 11.1 or 11.2, during any consecutive 365-day period, the Company shall be entitled to postpone the filing of or to suspend availability of a registration statement for up to two 60-consecutive-day periods if (i) at the time the Company receives a request for a Demand Registration, the Company or any Subsidiary is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors determines in good faith that such disclosure would be materially detrimental to the Company and its shareholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, (ii) prior to receiving such request, the Board of Directors were to have determined to effect a Public Equity Offering for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering, or (iii) the Company shall furnish to Purchaser a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for such registration to be pursued at such time; provided, however, that any suspension under clause (iii) shall not exceed 60 days.

         11.4. Preparation and Filing.

            (a) Whenever the Company seeks to effect the registration of any Registrable Shares in accordance with the provisions of Section 11.1 or 11.2, the Company shall:

                (i) prepare and file with the Commission or other applicable Governmental Body a registration statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to promptly become and, subject to Section 11.3, remain effective for the period set forth in subsection (ii) below and promptly notify Purchaser (x) when such registration statement becomes effective, (y) when any amendment to such registration statement becomes effective and (z) of any request by the Commission or other applicable Governmental Body for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

                (ii) prepare and file with the Commission or other applicable Governmental Body such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act, and any other applicable Laws, with respect to the sale or other disposition of all securities covered by such registration statement for a period of not less than 180 days after the effective date of such registration statement (or such shorter period to the extent necessary to permit the completion of the sale or distribution of such securities within such period);


                (iii) furnish to Purchaser, prior to filing a registration statement, copies of such registration statement as proposed to be filed and thereafter, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and financial statements, reports, and proxy statements mailed to shareholders of the Company as Purchaser may reasonably request in order to facilitate the disposition of the Registrable Shares being sold;

                (iv) use its commercially reasonable efforts to register or qualify, not later than the effective date of any filed registration statement, the Registrable Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as Purchaser reasonably requests; provided, however, that the Company will not be required to (A) qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, (B) subject itself to taxation in any jurisdiction where it is not subject to taxation, (C) consent to general service of process in any jurisdiction where it is not subject to general service of process or (D) take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Shares covered by the registration statement;

                (v) make available, upon reasonable notice and during business hours, for inspection by the managing underwriter(s) for the Registrable Shares (and one counsel representing such managing underwriter(s)) (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, agreements and properties of the Company and its Subsidiaries and Affiliates as shall be reasonably necessary to enable them to exercise their due diligence responsibilities ("Records") and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such Inspectors in connection with the registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (v) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such holder of Registrable Shares requesting such information agrees to enter into a confidentiality agreement in a form reasonably acceptable to the Company; and, provided, further, that each holder of Registrable Shares agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

                (vi) obtain a comfort letter from the Company's independent public accountants dated within five business days prior to the effective date of the registration statement (and as of such other dates as the managing underwriter(s) for the Registrable Shares may reasonably request) in customary form and covering such matters of the type customarily covered by such comfort letters as such managing underwriter(s) reasonably request;

                (vii) obtain an opinion of counsel dated the effective date of the registration statement (and as of such other dates as the managing underwriter(s) for the Registrable Shares may reasonably request) in customary form and covering such matters of the type customarily covered by such opinions as counsel designated by such managing underwriter(s) reasonably request;

                (viii) during the period when the registration statement is required to be effective, notify Purchaser of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will forthwith prepare a supplement or amendment to such prospectus so that, as thereafter delivered to Purchaser of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                (ix) in the case of an underwritten offering, enter into an underwriting agreement containing customary terms, including such indemnity and contribution provisions as the managing underwriter(s) customarily require or may reasonably require;

                (x) cause such Registrable Shares to be listed for trading on the primary securities exchange or quotation system upon which the Stock is then listed or traded; and

                (xi) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and other applicable Governmental Bodies, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

            (b) Purchaser shall timely furnish to the Company such information (including affidavits) regarding the distribution of such Registrable Shares as the Company may from time to time reasonably request. The Company may exclude from such registration the securities of Purchaser or its Affiliates if it or they fail to furnish such information within 10 days after such request; provided, however, that the Company's registration statement relating to such offering is effective within 60 days after the expiration of such 10-day period.

            (c) Purchaser agrees that upon the receipt of any notice from the Company of the happening of any event of the kind described in paragraph
(a)(viii) above, it will forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (a)(viii) above. If the Company gives any such notice, the Company shall use commercially reasonable efforts to keep any such registration statement pursuant to a Demand Registration effective for that number of additional days equal to the number of days during the period from and including the date of the giving of such notice pursuant to paragraph (a)(viii) above to and including the date on which copies of such supplemented or amended prospectus are made available to Purchaser.

         11.5. Indemnification. In connection with the filing of a registration statement providing for the registration of any Registrable Shares pursuant to
Section 11.1 or 11.2, the Company shall indemnify and hold harmless Purchaser and its Affiliates, to the extent customary and reasonable, pursuant to indemnification and contribution provisions to be entered into by the

Company at the time of filing of such registration statement. Purchaser and its Affiliates shall indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all Losses resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon and in strict conformity with information furnished in writing to the Company by Purchaser for use in such registration statement; provided, however, that the obligation to indemnify will be several and not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; further provided, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

                                   ARTICLE XII
                                   TERMINATION

         12.1. Termination. This Agreement may be terminated by:

            (a) the written agreement of Purchaser and the Company;

            (b) Purchaser or the Company on or after February 15, 1999, if the Closing has not occurred prior to such date;

            (c) Purchaser or the Company in the event of a material breach by the other party of this Agreement, which breach is not cured within five days after receipt of written notice thereof by the breaching party from the non-breaching party;

            (d) Purchaser or the Company if there shall have been entered a final, non-appealable order or injunction by any Governmental Body against either party hereto that prohibits the consummation of the transactions contemplated hereby or any material part hereof;

            (e) Purchaser or the Company in the event of termination of the Shareholder Agreement; or

            (f) Purchaser or the Company, upon the Company entering into a definitive agreement in connection with an Acquisition Proposal pursuant to
Section 6.3.

         12.2. Liabilities After Termination. Upon any termination of this Agreement pursuant to Section 12.1, except as provided in Section 13.4(b) hereof, no party hereto shall thereafter have any further liability or obligation hereunder; provided, however, that no such termination shall relieve any party hereto of any liability for any intentional breach of this Agreement prior to the date of such termination.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1. Survival of Representations and Warranties. The parties hereto hereby agree that the representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing until 18 months from the Closing Date.

         13.2. Entire Agreement. This Agreement (together with the Exhibits attached hereto and the Confidentiality Agreement) contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties hereto with respect to those matters.

         13.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made in and to be wholly performed in such state.

         13.4. Expenses. (a) The Company shall, concurrently with the Closing, reimburse Purchaser for all reasonable out-of-pocket expenses (including, without limitation, fees and disbursements of its financial advisor, counsel, accountants, and other experts) incurred by or on behalf of Purchaser in connection with the transactions contemplated by this Agreement and each of the other documents and instruments contemplated by this Agreement; provided, however, that the Company shall not be liable for any such out-of-pocket expenses in excess of $1,000,000.

            (b) If the Company or Purchaser terminates this Agreement pursuant to Section 12.1(f), the Company shall promptly, upon demand therefor, reimburse Purchaser for all out-of-pocket expenses (including, without limitation, fees and disbursements of its financial advisor, counsel, accountants, and other experts) incurred by or on behalf of Purchaser in connection with the transactions contemplated by this Agreement and each of the other documents and instruments contemplated by this Agreement; provided, however, that the Company shall not be liable for any such out-of-pocket expenses of $1,000,000.

            (c) Except as otherwise provided in the Shareholder Agreement, the Company shall bear all of the expenses (including, without limitation, fees and disbursements of its financial advisor, counsel, accountants, and other experts) incurred by or on behalf of the Company in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement, and the consummation of the transactions contemplated hereby and thereby.

         13.5. Headings. The article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Unless the context otherwise requires, all references to Articles and Sections are to Articles and Sections of this Agreement.

         13.6. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight mail, or four days after being mailed by registered mail, return receipt requested, to a party at the following address: If to the Company, to:

                  Kevco, Inc.
                  1300 South University, Suite 200
                  Fort Worth, Texas  76107
                  Attention:
                  Facsimile:  (817) 332-2765

                  with a copy to:

                  Jackson Walker L.L.P.
                  901 Main Street, Suite 6000
                  Dallas, Texas  75202-3797
                  Attention:  Byron F. Egan
                  Facsimile:  (214) 953-5822

                  If to Purchaser, to:

                  Wingate Partners II, L.P.
                  750 North St. Paul, Suite 1200
                  Dallas, Texas  75201
                  Attention:  Mr. Frederick B. Hegi, Jr.
                  Facsimile:  (214) 871-8799

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, Texas  75201-6950
                  Attention:  Mary R. Korby, Esq.
                  Facsimile:  (214) 746-7777

         13.7. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         13.8. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Except as expressly otherwise provided in Article X, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of each of the other parties hereto and any attempted assignment without such required consents shall be void;

provided, however, that Purchaser may assign its right hereunder to purchase all or any portion of the Shares and/or the Nonvoting Shares and/or the Nonvoting Warrant and/or the right to receive the Nonvoting Warrant Shares or any portion of the Nonvoting Warrant Shares to such Persons as previously disclosed in writing to and approved by the Company prior to the date hereof; further provided, that (i) no such assignment shall relieve Purchaser of its obligations hereunder, (ii) any such assignee shall have executed and delivered to the Company an agreement satisfactory to the Company which shall provide that such assignee will become a party to this Agreement and be bound by all of the obligations of Purchaser hereunder as if such assignee were "Purchaser" hereunder, and (iii) any such assignee shall have delivered to the Company on or before the Closing Date the representations and warranties set forth in Section 5.6.

         13.9. Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

         13.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.11. Company Disclosure Schedule. Any disclosure under one section of the Disclosure Schedule shall be deemed disclosure under all sections of the Disclosure Schedule. Disclosure of any matter in the Disclosure Schedule shall not constitute an expression of a view that such matter is material or is required to be disclosed pursuant to this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   WINGATE PARTNERS II, L.P.

                                   By:     Wingate Management Company II, L.P.,
                                           its general partner

                                   By:     Wingate Management Limited, L.L.C.,
                                           its general partner


                                   By: /s/ FREDERICK B. HEGI, JR.
                                      -----------------------------------------
                                           Frederick B. Hegi, Jr.
                                           Principal


                                   KEVCO, INC.


                                   By: /s/ ELLIS L. MCKINLEY, JR.
                                      -----------------------------------------
                                   Name:   Ellis L. McKinley, Jr.
                                        ---------------------------------------
                                   Title:  Vice President, Chief Financial
                                         --------------------------------------
                                           Officer and Treasurer
                                         --------------------------------------

                                    EXHIBIT A

                                [NONVOTING STOCK]

                                  ARTICLE FOUR

         The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is __________ shares, consisting of
(a) 100,000,000 shares of a class designated as Common Stock, par value $.01 per share (the "Common Stock"), and (b) __________ shares of a class designated as Nonvoting Common Stock, par value $.01 per share (the "Nonvoting Common Stock").

         The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Common Stock and Nonvoting Common Stock are as follows:

         (a) Identical Rights. Except as otherwise provided in this ARTICLE FOUR, all shares of Common Stock and Nonvoting Common Stock shall be identical and shall entitle the holder thereof to the same rights and privileges.

         (b) Dividends. From and after the date of issuance, the holders of outstanding shares of Common Stock and Nonvoting Common Stock shall be entitled to receive dividends on the shares of Common Stock and Nonvoting Common Stock when, as, and if declared by the Board of Directors, out of funds legally available for such purpose. All holders of shares of Common Stock and Nonvoting Common Stock shall share ratably, in accordance with the numbers of shares held by each such holder, in all dividends or distributions on shares of Common Stock payable in cash, in property, or in securities of the Corporation (other than shares of Common Stock). All dividends or distributions declared on shares of Common Stock and Nonvoting Common Stock which are payable in shares of Common Stock or Nonvoting Common Stock shall be declared on both classes of shares at the same rate; provided, however, that any such dividend or distribution shall be payable in shares of the class of Common Stock or Nonvoting Common Stock held by the shareholder to whom the dividend or distribution is payable.

         (c) Stock Splits, Etc. The Corporation shall not in any manner subdivide (by stock split, stock dividend, or otherwise), or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock or Nonvoting Common Stock unless the outstanding shares of the other class shall be proportionately subdivided or combined. No reclassification or any other adjustment or modification of the rights or preferences shall be effected (including without limitation pursuant to a merger, consolidation, or liquidation involving the Corporation) with respect to either the Common Stock or the Nonvoting Common Stock unless both the Common Stock and Nonvoting Common Stock are reclassified or the rights or preferences are adjusted or modified in exactly the same manner and at the same time. In this regard, and without limiting the generality of the foregoing, in the case of any consolidation or merger of the Corporation with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange, or cancellation of the Common Stock), or in case of any sale or transfer of all or substantially all the assets of the Corporation, or the reclassification of the Common Stock into any other form of capital stock of the Corporation, whether in whole or in part, the holder of each share of Nonvoting Common Stock shall, after such consolidation, merger, sale, or transfer or reclassification, have the right to convert into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, sale, or transfer or reclassification if such holder had held such Common Stock issuable upon the conversion of such share of Nonvoting Common Stock immediately prior to such consolidation, merger, sale, or transfer or reclassification; provided, however, that no such shares of stock or other securities into which shares of Nonvoting Common Stock are so converted shall have any voting rights except for such voting rights as are provided in paragraph (e) of this ARTICLE FOUR.

         (d) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of shares of Common Stock and Nonvoting Common Stock shall be entitled to share ratably, in accordance with the number of shares held by each such holder, in all of the assets of the Corporation available for distribution to the holders of shares of Common Stock.

         (e) Voting Rights. Except as otherwise provided herein or by law, the entire voting power of the Corporation shall be vested in the holders of shares of Common Stock and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder; provided, however, that without the consent of the holders of record of at least 51% of Nonvoting Common Stock at the time outstanding (assuming, for the purposes of this provision, that the holders of warrants and other rights issued by the Corporation to acquire shares of Nonvoting Common Stock shall be deemed to be the holders of the shares of Nonvoting Common Stock which are at the time issuable upon the full exercise thereof whether or not such holders are then entitled to exercise such warrants or other rights pursuant to the terms thereof), given in writing or by the vote at any regular or special meeting of shareholders of the Corporation, the Corporation shall not:

                           (i) amend, alter, modify, or repeal any provision of
                  these Articles of Incorporation or the By-Laws of the Corporation in any manner which adversely affects the relative rights, preferences, qualifications, powers, limitations or restrictions of the Nonvoting Common Stock, or amend, alter, modify, or repeal this paragraph (e) of this ARTICLE FOUR;

                           (ii) increase or decrease the authorized number of
                  shares of any class of capital stock of the Corporation or authorize, issue, or otherwise create securities convertible into or exercisable for any shares of capital stock of the Corporation other than the shares of Common Stock and Nonvoting Common Stock authorized hereunder;

                           (iii) voluntarily effect an exchange or
                  reclassification of shares of Nonvoting Common Stock into shares of another class of capital stock of the Corporation; or

                           (iv) effect a merger or consolidation of the
                  Corporation with another corporation, unless the certificate or articles of incorporation of the surviving corporation shall provide that the shares of the capital stock of such surviving corporation into which the shares of Nonvoting Common Stock hereunder shall be converted shall have the identical rights and privileges as the shares of capital stock of such surviving corporation into which the shares of Common Stock hereunder shall be converted, other than the voting rights in this paragraph (e) of this ARTICLE FOUR.

                                    EXHIBIT B

                               [NONVOTING WARRANT]

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT WERE PURCHASED PURSUANT TO A STOCK PURCHASE AGREEMENT DATED DECEMBER 23, 1998 BETWEEN KEVCO, INC AND WINGATE PARTNERS II, L.P. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND SECTION 3 OF THIS WARRANT.

No. of Nonvoting Shares:  882,759 Nonvoting Shares              Warrant No. ____

                                     WARRANT

                      To purchase Nonvoting Common Stock of
                                   KEVCO, INC.

                             [_______________], 1999

         THIS WARRANT CERTIFIES THAT, for value received, the registered holder hereof, Wingate Partners II, L.P., a Delaware limited partnership ("Wingate"), or its registered assigns, is entitled to purchase from Kevco, Inc., a Texas corporation (the "Company"), at any time and from time to time after the date hereof (the "Initial Issue Date") and on or before 5:00 p.m. Eastern Standard Time, on the Expiration Date (as hereinafter defined) 882,759 shares of the Nonvoting Common Stock (as hereinafter defined) at the Basic Purchase Price (as hereinafter defined), subject to the terms, conditions, and adjustments as hereinafter provided in Section 5.

     Section 1. Definitions and References. Unless otherwise specified, references herein to sections, subsections, and similar subdivisions refer to the sections, subsections, and subdivisions of this Warrant. For all purposes of this Warrant, the following terms shall have the meanings hereinafter indicated:

         "Affiliate" with respect to a party to this Agreement shall mean any Person or entity that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

         "Amendment" means the Amendment to the Company's Articles of Incorporation required by the Stock Purchase Agreement to create the Nonvoting Common Stock.

         "Basic Purchase Price" shall mean the price of $10.25 per share of the Nonvoting Common Stock.

         "Board of Directors" shall mean the board of directors of the Company.

         "Business Day" shall mean a day on which commercial banks are open for business with the public in New York, New York.

         "Commission" shall mean the Securities and Exchange Commission and any other similar or successor agency of the, federal government then administering the Securities Act or the Exchange Act.

         "Common Stock" shall mean the voting common stock, par value $.01 per share, of the Company ("Voting Common Stock"), the nonvoting common stock, par value $.01 per share, of the Company ("Nonvoting Common Stock") and any capital stock into which such Common Stock thereafter may be changed or converted.

         "Common Stock Equivalents" shall mean (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities or convertible indebtedness, exchangeable securities or exchangeable indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, and any stock appreciation rights or similar rights to payment based upon the value of the Company's common equity, whether at the time or upon the occurrence of some future event including all shares of Common Stock issuable in respect of this Warrant and in respect of the Purchase Agreement (as hereinafter defined) upon the effectiveness of the Amendment to the extent not issued and outstanding.

         "Composite Tape" shall mean, with respect to any security, the reporting by the National Association of Securities Dealers (or any successor reporting mechanism) of all trades of such security occurring on all exchanges on which such security is traded.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time in question.

         "Expiration Date" shall mean the fifth anniversary of the Initial Issue Date.

         "Fully-Diluted Common Stock" shall mean, at any time, the then outstanding shares of Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then-outstanding Common Stock Equivalents (including, for purposes of such calculation, "phantom" shares of equivalent value to any stock appreciation or equivalent equity-based payment right).

         "Holder" shall mean the initial holder of this Warrant, and any Person to whom this Warrant, or any portion thereof, is subsequently transferred of record, together with the registered holder(s) of any Warrant Shares into which this Warrant (or any subsequent Warrant) is subsequently converted.

         "Independent Directors" shall mean any director of the Company not affiliated with Wingate or its assigns or Jerry E. Kimmel who do not have any other relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

         "Market Price" shall mean, with respect to any Common Stock, on a per share basis and as of any date, an amount equal to the average, for each of the ten (10) consecutive Trading Days immediately prior to such date, of the closing prices for a share of Common Stock value on such Trading Day as reported on the Composite Tape (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source). If no price can be determined under the foregoing, then the "Market Price" shall be deemed to be the fair market value thereof, as determined by a majority of the Independent Directors of the Company's Board of Directors in good faith as of a date which is within fifteen
(15) days preceding the date as of which the determination is to be made.

         "NASDAQ" shall mean the NASDAQ Stock Market.

         "Person" shall mean any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or other entity.

         "Purchase Agreement" shall mean that certain Stock Purchase Agreement, dated as of December ____, 1998, by and between the Company and Wingate as the same may be amended and modified from time to time.

         "Purchase Price" shall mean, as of any date, the Basic Purchase Price as adjusted pursuant to Section 5.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time in question.

         "Subsidiary" shall mean, with respect to any Person, any other Person at least a majority of whose outstanding shares of capital stock or other equity interests (having ordinary voting power for the election of directors or comparable managers of such other Person) are owned, directly or indirectly, by that Person.

         "Trading Day" means any day on which NADSAQ is open for trading, or if the shares of Common Stock are not quoted on NASDAQ, any day on which the principal national securities exchange or national quotation system on which the shares of Common Stock are listed, admitted to trading or quoted is open for trading.

         "Transfer", as used in Section 3, shall mean any disposition of this Warrant, any Warrant Shares, or of any interest therein, which would constitute a sale of or an offer to sell such Warrant or Warrant Shares within the meaning of the Securities Act.

         "Warrant" or "Warrants" shall mean this Warrant and any Warrant or Warrants issued upon transfer hereof, including all amendments to any such Warrants and together with all Warrants issued in exchange, transfer or replacement of any thereof.

         "Warrant Shares" shall mean all shares of Common Stock purchased or purchasable by the registered Holders of the Warrants upon the exercise thereof, provided that such shares of Common Stock shall be deemed to include all other shares of Common Stock issued or issuable in connection therewith, whether as a result of stock dividends, exchanges, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, or otherwise.

     Section 2. Ownership of this Warrant.

     (a) Ownership. The Company may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof for all purposes, notwithstanding any notations of ownership or writing hereon made by anyone other than the Company, and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in
Section 3. The Company shall maintain, at its office or agency in Fort Worth, Texas (or at such other office or agency of the Company as the Company shall designate from time to time by notice to the registered holder of this Warrant), a register for the Warrants, in which the Company shall record the name and address of the Person in whose name each Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within five (5) Business Days after any Holder shall by notice request the same, the Company will deliver to such Holder a certificate, signed by one of its authorized officers, listing the name and address of every other Holder of Warrants of this series, as such information appears in such register and in the stock transfer books of the Company at the close of business on the day before such certificate is signed.

     (b) Term. This Warrant shall be void after 5:00 p.m. Eastern Standard time on the Expiration Date.

     Section 3. Exchange, Transfer and Replacement.

     (a) Exchange. This Warrant is exchangeable, upon the surrender hereof by the registered Holder to the Company at its office or agency provided for in
Section 2, for new Warrants of like tenor, representing in the aggregate the right to purchase the number of shares of the Common Stock purchasable hereunder or in the aggregate with any other Warrants tendered herewith, each of such new Warrants to represent the right to purchase such number of shares of the Common Stock as shall be designated by said registered Holder at the time of such surrender, not to exceed the aggregate shares of Common Stock purchasable on the exercise of all such tendered Warrants.

     (b) Transfer. This Warrant and all rights hereunder are transferable, in whole or in part, but only upon the register provided for in Section 2 and only upon satisfaction of the conditions set forth in this Warrant, by the registered Holder hereof, and a new Warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant with the assignment form attached hereto duly completed, at said office or agency of the Company. No sale, transfer, or other disposition of this Warrant or the Warrant Shares issuable hereunder will be made without registration under the Securities Act and applicable state securities laws or pursuant to exemptions therefrom. The Company may, as a condition to any such transfer, require an opinion of counsel reasonably satisfactory to it that such transfer complies with all applicable federal and state securities laws.

     (c) Replacement. Upon receipt by the Company at its office or agency provided for in Section 2 of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in replacement of this Warrant; provided that, if Wingate or any of its Affiliates shall be the registered holder hereof, an agreement of indemnity (in form reasonably satisfactory to the Company) by such registered Holder shall be sufficient for all purposes of this Section 3.

     (d) Cancellation and Taxes. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement pursuant to this section. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this section, excluding, however, any thereof imposed on or measured by the overall net income of the Holder of this Warrant or any other Person by any jurisdiction in which such Holder or such other Person is located.

     (e) Legend. All Warrants issued upon transfer hereof, including all amendments to any such Warrants shall be imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT WERE PURCHASED PURSUANT TO A STOCK PURCHASE AGREEMENT DATED DECEMBER 23, 1998 BETWEEN WINGATE PARTNERS II, L.P. AND KEVCO, INC. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW AND SECTION 3 OF THIS WARRANT.

     Section 4. Exercise of This Warrant.

     (a) Procedure for Exercise.

         (i) In order to exercise this Warrant in whole or in part, the registered Holder hereof shall complete a subscription form in the form attached hereto and deliver to the Company at its office or agency provided for in
Section 2 such subscription form, this Warrant and the aggregate Purchase Price of the shares of the Nonvoting Common Stock then being purchased; provided that any single exercise of this Warrant not made in whole must be for a minimum of 5,000 Warrant Shares.

         (ii) Such Purchase Price shall be paid to the Company in lawful money of the United States by company check of Wingate or an Affiliate of Wingate, or, if the Holder is other than Wingate or an Affiliate of Wingate, by certified check drawn as a banking institution chartered by the government of the United States or any state thereof or wire transfer of funds.

         (iii) The exercise of this Warrant shall be deemed to have been effected and the Purchase Price and the number of shares of the Nonvoting Common Stock issuable in connection with such exercise shall be determined as of the close of business on the Business Day on which the last to be delivered of such completed subscription form and all other items required to be delivered in connection with such exercise by the registered Holder hereof pursuant to this Section 4 shall have been delivered at the requisite office or agency of the Company. Upon receipt of such form and other items, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, issue such shares of Nonvoting Common Stock and execute or cause to be executed and delivered to the registered Holder hereof a certificate or certificates representing the aggregate number of shares of the Nonvoting Common Stock specified in such form. If this Warrant shall have been exercised only in part, the Company shall, at its expense at the time of delivery of such stock certificate or certificates, deliver to the registered Holder hereof a new Warrant evidencing the rights of such Holder to purchase the remaining shares of the Common Stock covered by this Warrant. The Company shall pay all taxes (other than any taxes imposed on or measured by the overall net income of such Holder in any jurisdiction in which such Holder is located) and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 4.

     (b) Character of Warrant Shares. All shares of the Common Stock issuable upon the exercise of this Warrant shall, when issued and paid for in accordance with such Warrant, be duly authorized, validly issued, fully paid and nonassessable.

     Section 5. Payment of Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Warrant Shares or of other securities or property deliverable upon exercise of the Warrants evidenced by this Warrant representing such shares or securities (other than income taxes imposed on Holders); provided that the Company shall not be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares or other securities or property, or payment of cash, to any Person other than the Holder who surrendered a Warrant upon exercise, and in case of any such tax or charge, the Company shall not be required to issue any security or property or pay any cash until such tax or charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is payable.

     Section 6. Share Adjustment Provisions; Adjustment of Purchase Price. The Purchase Price from time to time in effect under this Warrant, and the number of Warrant Shares subject to purchase hereunder, shall be subject to adjustments from time to time as hereinafter set forth in this section.

     (a) Common Stock Splits. Upon any subdivision by the Company on or after the Initial Issue Date of all of its outstanding shares of Common Stock into a greater number of shares or upon any issuance by the Company on or after such date of a greater number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, then in each case from and after the record date for such subdivision or exchange the number of Warrant Shares purchasable upon the exercise of this warrant shall be increased in proportion to such increase in the number of outstanding shares of Common Stock, and the Purchase Price then in effect shall be correspondingly decreased. Upon any pro rata reduction by the Company on or after the Initial Issue Date of its outstanding shares of Common Stock as a whole or upon any issuance by the Company after such date of a lesser number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, then in each case from and after the record date for such reduction or exchange the number of Warrant Shares purchasable upon the exercise of this Warrant shall be decreased in proportion to such reduction in the number of outstanding shares of Common Stock, and the Purchase Price shall be correspondingly increased.

     (b) Common Stock Dividends. Upon any declaration and payment by the Company on or after the Initial Issue Date of a dividend upon Common Stock payable in Common Stock, then in each case from and after the record date for the payment of such stock dividend, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such stock dividend, and the Purchase Price shall be correspondingly decreased.

     (c) Other Issues. Upon any issuance by the Company of shares of Common Stock on or after the Initial Issue Date (other than issuances of stock requiring adjustments hereunder pursuant to the immediately preceding subsections (a) and (b) of this Section 6) for a consideration lower than the Market Price per share of stock in effect immediately prior to such issuance, the Purchase Price then in effect shall be reduced to equal the following amount:

                           (D x E) + (F x G)
                           -----------------
                                 C x E

where C equals the number of shares of Common Stock to be outstanding immediately after such additional issuance, D equals the number of shares of Common Stock outstanding immediately prior to the issue of such additional Common Stock, E equals the Market Price per share of stock in effect immediately prior to the issue of such additional Common Stock, F equals the aggregate consideration (before deducting underwriting discounts, commissions, and other expenses) received or to be received by the Company in connection with the issuance of such additional Common Stock, and G equals the Purchase Price which would have been in effect immediately prior to such issuance had all previous adjustments (if any) under this subsection (c) been made pursuant to the foregoing formula. Upon any such reduction in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be correspondingly increased. The provisions of this subsection (c) shall not be applicable to any issuance of Common Stock upon actual exercise or actual conversion of any option, warrant, right, or other security convertible into or exercisable for Common Stock if the Purchase Price was fully and properly adjusted pursuant to the immediately following subsection (d) at the time such option, warrant, right or other security was issued.

     (d) Common Stock Options; Subscription Rights; Convertible Securities. Upon any issuance by the Company on or after the Initial Issue Date of options or rights to subscribe for shares of Common Stock or of any securities convertible into or exchangeable for shares of Common Stock or of any similar securities for a consideration per share other than the Market Price in effect immediately prior to the issuance of such options, rights or securities, the Purchase Price shall be reduced (and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be appropriately increased), by making computations in accordance with subsection (c) of this Section 6; provided that:

         (i) The maximum number of shares of Common Stock deliverable under any such option or right shall be considered to have been delivered at the time such option or right was issued, for a consideration equal to the minimum purchase price per share of Common Stock provided for in such option or right, plus the consideration, if any, received by the Company for such option or right (before deducting underwriting discounts, commissions and other expenses);

         (ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or exchange for any such securities shall be considered to have been delivered at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities (before deducting underwriting discounts, commissions and other expenses) plus the minimum consideration (other than such securities) to be received by the Company upon the exchange or conversion of such securities;

 (iii) If the purchase or conversion price provided for in any rights or options referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities referred to above, or the rate at which any convertible securities referred to above are convertible into or exchangeable for shares of Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) in effect at the time of such event shall be readjusted to the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) which would have been in effect at such time had such rights, options or convertible securities still outstanding provided for such new purchase or conversion price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase or conversion price provided for in any such right or option referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities referred to above, or the rate at which any convertible securities referred to above are convertible into or exchangeable for shares of Common Stock shall be changed at any time by reason of provisions designed to protect against dilution, then when shares of Common Stock are delivered upon the exercise of any such right or option or upon conversion or exchange of any such convertible security, the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) then in effect hereunder shall be readjusted to such amount as would have been obtained had such right, option or convertible security never been issued as to such shares of Common Stock and had the adjustments required hereunder been made at the time of the issuance of the shares of Common Stock delivered as aforesaid; and

         (iv) On the expiration of any such options or rights, or at the termination of any such rights to convert or exchange, the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) then in effect shall be readjusted to the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) which would have been in effect had the adjustments (and readjustments) made upon the issuance of such expired or terminated options, rights or securities (or upon the occurrence of any event with respect thereto specified in the immediately preceding subsection (iii)) been made without reference to the number of shares of Common Stock subject to such terminated or expired options, rights or securities. Notwithstanding the prior sentence, the Holder shall not be required to surrender or adjust any shares of Common Stock theretofore received by the Holder upon exercise of a Warrant.

     (e) Special Dividends; Purchase Rights.

         (i) If at any time on or after the Initial Issue Date the Company shall distribute to all holders of shares of Common Stock of any class evidences of its indebtedness or assets (excluding any regular periodic cash dividend) or a distribution in partial liquidation, each payable otherwise than in shares of Common Stock or in securities to which the provisions of the immediately following subsection (e)(ii) are applicable, the Company shall pay to the Holder of this Warrant, upon the exercise hereof at any time on or after the payment of such dividend or distribution, the securities and other property (including cash) which such Holder would have received (together with all subsequent dividends and distributions thereon) if such Holder had exercised or converted this Warrant on the record date fixed in connection with such dividend or distribution, and the Company shall take whatever steps are necessary or appropriate to keep in reserve at all times any securities and other properties which are required to fulfill such obligations of the Company. Notwithstanding the foregoing, the rights of the Holder hereof under this subsection (e)(i) upon the Company's declaration of a dividend or distribution in partial liquidation payable only in securities convertible into shares of Common Stock may be exercised only in lieu of any adjustment (in this subsection (e) called a "subsection (d) adjustment") because of such dividend or distribution called for under subsection (d) of this Section 6, and upon exercise hereof such holder must elect (as indicated in the Subscription Form attached hereto) either such subsection (d) adjustment or the rights and benefits provided for in this subsection (e)(i). For the purposes of determining the Purchase Price from time to time in effect and the number of shares from time to time subject hereto prior to the exercise hereof, it shall be assumed that the Holder hereof will so elect subsection (d) adjustments, but upon any election of the rights and benefits provided for in this subsection (e)(i) made at the time of exercise hereof the Purchase Price then in effect (and the number of outstanding shares of Common Stock purchasable upon such exercise) shall be redetermined to equal the amounts which would have been in effect had such subsection (d) adjustments never been made. Notwithstanding the provisions of this subsection (e)(i), in no event shall any Holder have the right to receive, or to elect to receive, Voting Common Stock pursuant to this subsection if, as a result thereof, a "change of control" could be deemed to occur under that certain Indenture dated as of December 1, 1997 by and among the Company, the Subsidiary Guarantors (as defined therein) and United States Trust Company of New York, as Trustee, and, in lieu thereof, the Holder shall have the right to receive, or the right to elect to receive, an equivalent number of shares of Nonvoting Common Stock.

         (ii) If at any time on or after the date hereof the Company shall grant, issue or sell any options or rights to purchase stock, warrants, securities or other property pro rata to the holders of Common Stock of all classes ("Purchase Rights"), then each Holder shall be entitled (but not obligated) to acquire, in lieu of any subsection (d) adjustment and upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if it had held the number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to the time or times at which the Company granted, issued or sold such Purchase Rights.

     (f) Additional Adjustments.

         (i) If at any time or from time to time conditions arise by reason of action taken by the Company which are not adequately covered by the provisions of this Section 6, and which might materially and adversely affect the exercise rights of the Holders of Warrants, upon the request of a majority in interest of the Holders the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, of the number of Warrant Shares purchasable upon the exercise of the Warrants, on a basis consistent with the standards established in the other provisions of this Section 6, necessary in order to preserve without diminution the rights of the holders of the Warrants. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.

         (ii) Notwithstanding any other provision hereof, any antidilution adjustments made pursuant to the terms hereof shall be deemed to be made to all Warrants in this series simultaneously, the intention being to avoid any iterative calculations.

     (g) Effect of Reorganization and Asset Sales. If any capital reorganization of the Company, reclassification of the capital stock of the Company, statutory exchange, consolidation or merger of the Company with another Person, or sale of all or substantially all of the Company's assets to another Person shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (including cash) of the Company or another Person with respect to or in exchange for Common Stock (each such transaction being hereinafter referred to as a "Transaction"), then, as a condition of the consummation of each Transaction, lawful and adequate provisions shall then be made so that each Holder, upon the exercise hereof at any time after the consummation of such Transaction, shall be entitled to receive, and such Warrants shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon exercise or conversion hereof but otherwise upon and subject to all terms and conditions hereof, the cash, securities or other property to which such Holder would have been entitled upon the consummation of such Transaction if such Holder had exercised or converted such Warrants immediately prior thereto (subject to adjustments from and after the consummation date of such Transaction as nearly equivalent as possible to the adjustments provided for in this Section 6). The Company shall not effect any Transaction unless prior to the consummation thereof each Person (other than the Company) which may be required to deliver any securities or other property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to each registered Holder of the Warrants in form and substance reasonably satisfactory to a majority in interest of the Holders, the obligation to continue to honor this Warrant and to deliver to such Holder such securities or other property to which, in accordance with the foregoing provisions, such Holder may be entitled, and such Person shall have similarly delivered to each registered Holder an opinion of counsel for such Person, in substance and from such counsel as is acceptable to the Holders, stating that all the outstanding Warrants shall thereafter continue in full force and effect and shall be enforceable against such Person in accordance with the terms hereof and thereof.

     (h) Notice of Adjustment or Substitution. On the happening of an event requiring an adjustment of the Purchase Price and upon each change in the number of Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of the Holder of this Warrant by reason of other events herein set forth, the Company shall immediately give written notice to the registered Holder(s) of this Warrant: (i) describing the event; (ii) stating the adjusted Purchase Price, the number of Warrant Shares issuable upon exercise or change in rights; and (iii) stating how such adjustment of Purchase Price or number of Warrant Shares was calculated and the facts on which the calculation is based.

     (i) Accountant's Opinion. Upon each adjustment of the Purchase Price and upon each change in the number of Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of the Holder of this Warrant by reason of other events herein set forth, then and in each such case, upon the request of 50% in interest of the registered Holders of Warrants in this Series given to the Company within thirty (30) days after the Company has given notice of such adjustment or change, the Company will promptly obtain an opinion of independent certified public accountants selected by the Company and reasonably satisfactory to such Holder(s), stating the adjusted Purchase Price and the new number of Warrant Shares so issuable, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such accountant's opinion to the registered Holder of this Warrant.

     (j) Adjustment of Less Than $.01. The Company shall not be required to give notice of any adjustment of the Purchase Price in accordance with subsection (h) above if the amount of such adjustment shall be less than $.01, but in such case any such adjustment shall be carried forward and notice thereof shall be given at the time of and together with the next subsequent adjustment, which, together with any adjustment so carried forward, shall amount to not less than $.01 per share; provided, however, that notice of each such adjustment of the Purchase Price shall be given not later than three years from the date such adjustment would have been required to be made except for the provisions of this subsection
(i).

     (k) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries, but the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this
Section 6.

     (l) Adjustment Exceptions. Anything in this Section 6 to the contrary notwithstanding, no adjustment of the Purchase Price or the number of Warrant Shares issuable upon the exercise of this Warrant shall be made upon (a) the issuance of any Warrants, (b) the issuance of any Warrant Shares, and (c) the issuance of any shares of Common Stock or other securities to any employees of the Company pursuant to a plan established by the Company for the exclusive benefit of its employees. Furthermore, none of the securities issued as described in this subsection (l) shall be deemed to be outstanding for the purposes of making the adjustments required by Section 6(c).

     Section 7. Special Agreements of the Company. The Company covenants and agrees that:

     (a) Will Reserve Shares. The Company will authorize, reserve and set apart and have available solely for issuance and delivery upon exercise at all times, free from preemptive rights, those shares of the Nonvoting Common Stock or other securities which are deliverable upon the exercise of the Warrants, and the Company will have at all times all other rights or privileges necessary to enable it at any time to fulfill all its obligations hereunder.

     (b) Will Avoid Certain Actions. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the Company's obligations pursuant to the provisions of this Warrant and in taking all such action as may be necessary or appropriate in order to protect the rights of the registered holder of this Warrant against dilution or other impairment, and, in particular, will not permit the par value, if any, of any share of the Nonvoting Common Stock to be or become greater than the then effective Purchase Price.

     (c) Will List on Securities Exchange. If and so long as the Nonvoting Common Stock is listed on any national securities exchange (as defined in the Exchange Act) or automatic quotation system, the Company will, at its expense, use its reasonable best efforts to obtain and maintain the approval for listing on each such exchange upon official notice of issuance of all shares of the Nonvoting Common Stock receivable upon the exercise of the Warrants at the time outstanding and in any event will use its reasonable best efforts to obtain and maintain the listing of such shares after their issuance; and the Company will so list on such national securities exchange or automatic quotation system, to register under the Exchange Act (and any similar state statute then in effect), and to maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

     (d) Will Bind Successors. This Warrant will be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

     Section 8. Notifications by the Company. If at any time:

     (a) the Company shall declare upon the Common Stock any dividend or other distribution to the holders of the Common Stock;

     (b) the Company shall make an offer for subscription pro rata to the holders of the Common Stock of any additional shares of stock of any class or other rights;

     (c) the Board of Directors of the Company shall authorize (whether definitively or subject to any conditions) any capital reorganization of the Company, any reclassification of the capital stock of the Company, any statutory exchange or any consolidation of the Company or merger of the Company with, or sale of all or substantially all of its assets to, another Person;

     (d) the Board of Directors of the Company shall authorize (whether definitively or subject to any conditions) a voluntary dissolution, liquidation or winding-up of the Company; or

     (e) the Company shall become subject to involuntary dissolution, liquidation or winding-up;

then, in any one or more of such cases, the Company shall give notice thereof to each registered Holder of Warrants or Warrant Shares, specifying (i) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) the date on which such reorganization, reclassification, statutory exchange, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place or be voted upon by stockholders of the Company, as the case may be. Any such notice under subsections (a) through (e) of this section shall also specify the date as of which the holders of record of the Common Stock shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, statutory exchange, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be; such notice shall be given not less than thirty (30) and not more than fifty (50) days prior to the action in question (except in the case of notice for actions under Section 8(e), which notice shall be promptly following such action) and not less than thirty (30) and not more than fifty (50) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of stockholders, if either is required.

     Section 9. Notices. All notices, requests and other communications required or permitted to be given or delivered to registered Holders shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to each such Holder at the address shown on such Holder's Warrant or Warrant Shares, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests and other communications required or permitted to be given or delivered to the Company shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to Company, as follows:

                                      Kevco, Inc.
                                      1300 South University, Suite 200
                                      Fort Worth, Texas  76107
                                      Attention:  President
                                      Telecopy Number:  (817) 332-2765

                                      with a copy to:

                                      Jackson Walker L.L.P.
                                      901 Main Street, Suite 6000
                                      Dallas, Texas  75202-3797
                                      Attention:  Byron F. Egan
                                      Telecopy Number:  (214) 953-5822

                                      Wingate Partners II, L.P.
                                      750 North St. Paul, Suite 1200
                                      Dallas, Texas 75201
                                      Attention:     Frederick B. Hegi, Jr.
                                                     James A. Johnson
                                      Telecopy Number: (214) 871-8799
                                      with a copy to:

                                      Weil, Gotshal & Manges LLP
                                      100 Crescent Court, Suite 1300
                                      Dallas, Texas  75201
                                      Attention:  Mary R. Korby
                                      Telecopy Number:  (214) 746-7777

or at such other address as shall have been furnished to the registered Holders by notice from the Company. Each such notice sent by mail as described above shall be deemed received on the date of receipt by the Holder or the company, as applicable.

     Section 10. No Rights or Liabilities as Shareholder. This Warrant shall not entitle any Holder hereof to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of the Nonvoting Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     Section 11. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the provisions thereof relating to conflict of laws.

     Section 12. Confidentiality. By its acceptance hereof each Holder of this Warrant agrees that it will take all reasonable steps to keep confidential any proprietary information of the Company furnished to it; provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency or authority, or (iii) is furnished to purchasers or prospective purchasers hereof (exclusive of any Person who competes with, or is an Affiliate of a Person who competes with, the Company) so long as such purchasers and prospective purchasers have agreed to be subject to restrictions identical to those imposed upon such Holder under this sentence.

     Section 13. Miscellaneous. Unless otherwise expressly provided herein or unless the registered Holder hereof otherwise consents in writing, all financial statements and reports furnished pursuant to Section 6(i) or otherwise furnished hereunder to the registered Holder hereof shall be prepared and all computations and determinations pursuant hereto shall be made in accordance with generally accepted accounting principles applied on a consistent basis. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any provisions hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, ___________________________ has caused this Warrant to be signed and delivered by its duly authorized officer, attested by its duly authorized officer, and to be dated as of _______________, 199__.

                                       ------------------------------------



                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

 ATTEST:



By:
   ---------------------------------
Name:
Title:

                                 ASSIGNMENT FORM

                     To Be Executed by the Registered Holder
                   Desiring to Transfer the Within Warrant of

                       -----------------------------------

                  For Value Received, the Undersigned registered holder hereby sells, assigns and transfers unto _______________________ the right to purchase ______ shares of the Nonvoting Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint ___________________________ as Attorney to transfer the said Warrant on the books of the Company (as defined in said Warrant), with full power of substitution.

Name of Registered Holder:
                                      --------------------------------------


Signature:
                                      --------------------------------------


Title of Signing Officer
or Agent (if any):
                                      --------------------------------------


Address of Registered
Holder:
                                      --------------------------------------


Dated:
       --------------------


Signed in the presence of



-------------------------------------

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                   Desiring to Transfer the Within Warrant of

                       -----------------------------------

                  The undersigned registered holder hereby exercises the right to purchase ______ shares of the Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment of the Purchase Price of such shares, $____________.

Name of Registered Holder:
                                      --------------------------------------


Signature:
                                      --------------------------------------


Title of Signing Officer
or Agent (if any):
                                      --------------------------------------


Address of Registered
Holder:
                                      --------------------------------------


Dated:
       -----------------------

                                    EXHIBIT C

                      [MONITORING AND OVERSIGHT AGREEMENT]]

                       MONITORING AND OVERSIGHT AGREEMENT

         This Monitoring and Oversight Agreement (this "Agreement") is made and entered into effective as of __________ __, 1999, among Kevco, Inc., a Texas corporation ("Kevco" and, together with its subsidiaries, the "Clients"), and Wingate Management Limited, L.L.C., a Delaware limited liability company (together with its successors, "WML").

         WHEREAS, the Clients have requested that WML render certain financial oversight and monitoring services to them.

         NOW, THEREFORE, in consideration of the services rendered and to be rendered by WML to the Clients, and to evidence the obligations of the Clients to WML and the mutual covenants herein contained, the Clients hereby jointly and severally agree as follows:

         1. Retention. The Clients hereby acknowledge that they have retained WML, and WML acknowledges that, subject to reasonable advance notice in order to accommodate scheduling, WML will provide financial oversight and monitoring services to the Clients as requested by the board of directors of each of the Clients during the term of this Agreement, such services include (i) during such times as no full-time chief executive officer shall be employed by Kevco, providing a WML affiliate to perform the management and oversight duties associated with such office; (ii) during such times as Kevco has employed a full-time chief executive officer, providing a chairman of the board who will take an active roll in the management and affairs of Kevco; (iii) providing assistance in strategic planning for Kevco, including the analysis of Kevco's performance in various sectors of the its business and providing recommendations for growth strategies and opportunities for new markets and products; (iv) providing guidance in regard to consolidation and rationalization of acquired businesses; (v) providing assistance in identifying, interviewing, and engaging suitable candidates for senior executive positions; (vi) providing assistance in identifying and securing suitable candidates to act as independent directors of Kevco, as required by the rules promulgated in respect of the National Association of Securities Dealers National Market System; (vii) providing assistance in Kevco's annual budgetary process; (viii) providing assistance in the analysis of existing and proposed credit arrangements for Kevco and, as and when appropriate, identifying lenders and in negotiating credit documents; (ix) providing assistance in identifying suitable consultants and advisors for Kevco's varying needs and negotiating engagement arrangements for such consultants and advisors; and (x) providing assistance in evaluating when and whether Kevco should access the public markets for equity or debt capital and in identifying appropriate professionals to assist in executing any strategy involving the public offering of equity or debt.

         2. Term. The term of this Agreement shall continue until the earlier to occur of (i) the fifth anniversary of the delivery of a notice of termination of this Agreement by either party hereto, or (ii) the date on which WML, Wingate Partners II, L.P., and their respective affiliates cease to own beneficially, directly or indirectly, five percent of the outstanding securities of any of the Clients or their successors.

         3. Compensation.

                  (a) As compensation for WML's services under this Agreement, the Clients shall be jointly and severally obligated to pay to WML an annual fee (the "Monitoring Fee") of (i) $200,000, and (ii) 2.4% of Kevco's pre-tax income, provided that in the case of fees under clause
         (ii) the pre-tax income of Kevco for such year is at least $5,000,000 (the fees payable under clauses (i) and (ii) being collectively referred to as, the "Base Fee") and prorated on a daily basis for any partial calendar year during the term of this Agreement. The Monitoring Fee shall be payable in equal quarterly installments (plus any accrued and unpaid portion thereof) on each January 1, April 1, July 1, and October 1 during the term of this Agreement (each, a "Payment

         Date"), beginning with the first Payment Date following the date hereof. All payments shall be made by wire transfer of immediately available funds to the account described on EXHIBIT A hereto (or such other account as WML may hereafter designate in writing).

                  (b) All past due payments in respect of the Monitoring Fee shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the prime commercial lending rate per annum of Chase Manhattan Bank or its successors (which rate is a reference rate and is not necessarily its lowest or best rate of interest actually charged to any customer) (the "Prime Rate") as in effect from time to time, plus five percent, from the due date of such payment to and including the date on which payment is made to WML in full, including such interest accrued thereon.

         4. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 3, the Clients jointly and severally shall pay or reimburse WML for all "Reimbursable Expenses," which shall consist of all reasonable disbursements and out-of-pocket expenses (including costs of travel, postage, deliveries, communications, etc.) incurred by WML or its affiliates and representatives for the account of any of the Clients, or in connection with the performance by WML of the services contemplated by Section 1. Promptly (but not more than ten days) after request by or notice from WML, the applicable Client shall pay WML, by wire transfer of immediately available funds to the account described on EXHIBIT A hereto (or such other account as WML may hereafter designate in writing), the Reimbursable Expenses for which WML has provided such Client invoices or reasonably detailed descriptions. All past due payments in respect of the Reimbursable Expenses shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the Prime Rate plus five percent from the Payment Date to and including the date on which such Reimbursable Expenses plus accrued interest thereon are fully paid to WML.

         5. Indemnification. The Clients jointly and severally shall indemnify and hold harmless each of WML, its affiliates, and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended), if any, agents and employees (collectively, the "Indemnified Persons") from and against any and all claims, liabilities, losses, damages, and expenses incurred by any Indemnified Person (including those arising out of an Indemnified Person's negligence and fees and disbursements of the respective Indemnified Person's counsel) which (i) are related to or arise out of (A) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by any of the Clients or (B) actions taken or omitted to be taken by an Indemnified Person with any Client's consent or in conformity with any Client's instructions or any Client's actions or omissions or (ii) are otherwise related to or arise out of WML's engagement, and will reimburse each Indemnified Person for all costs and expenses, including fees and disbursements of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending, or appealing any action, formal or informal claim, investigation, inquiry, or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with WML's acting pursuant to the engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. None of the Clients will, however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (ii) of the preceding sentence that have resulted primarily from WML's bad faith, gross negligence, or willful misconduct. Each of the Clients also agrees that neither WML nor any other Indemnified Person shall have any liability to any Client for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages, or expenses incurred by any Client that have resulted primarily from WML's bad faith, gross negligence, or willful misconduct. Each Client further agrees that it will not, without the prior written consent of WML, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, or proceeding in respect of which indemnification may be sought hereunder (whether or not any

Indemnified Person is an actual or potential party to such claim, action, suit, or proceeding) unless such settlement, compromise, or consent includes an unconditional release of WML and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit, or proceeding. EACH CLIENT HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES, OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT, OR CONCURRENT ORDINARY NEGLIGENCE OF WML OR ANY OTHER INDEMNIFIED PERSON.

         The foregoing right to indemnity shall be in addition to any rights that WML and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. Each Client hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought against WML or any other Indemnified Person.

         It is understood that, in connection with WML's engagement, WML may also be engaged to act for any Client in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagement(s).

         Each Client further understands that if WML is asked to furnish any Client a financial opinion letter or act for any Client in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

         6. Confidential Information. In connection with the performance of the services hereunder, WML shall not divulge any confidential information, secret processes, or trade secrets disclosed by any Client to it solely in its capacity as a financial advisor, unless such Client consents to the divulging thereof or such information, secret processes, or trade secrets are publicly available or otherwise available to WML without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

         7. Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Texas, excluding any choice-of-law provisions thereof.

         8. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned (other than in respect of the rights and obligations of WML, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         10. Entire Agreement. All discussions, understandings, and agreements theretofore made between any of the parties hereto in respect of the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the agreement of the parties hereto. All calculations of the

Monitoring Fee and Reimbursable Expenses shall be made by WML and, in the absence of mathematical error, shall be final and conclusive.

         11. Construction. Unless the context otherwise requires, (i) all references to Sections and Exhibits contained in this Agreement are references to Sections and Exhibits of or to this Agreement, (ii) words in the singular shall include the plural and vice versa, (iii) words of any gender shall include each other gender, (iv) "include," "including," and their derivatives shall mean "including without limitation"; and (v) "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, or other form of business or legal entity.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                     WINGATE MANAGEMENT LIMITED, L.L.C.


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                     KEVCO, INC.


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                     KEVCO MANAGEMENT, INC.


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                     KEVCO HOLDINGS, INC.


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                     KEVCO GP, INC.


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                     KEVCO COMPONENTS, INC.


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                     DCM DELAWARE, INC.


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                     KEVCO MANUFACTURING, L.P.


                                     By: [                          ],
                                         -------------------------------------
                                             its General Partner

                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                     KEVCO DISTRIBUTION, L.P.


                                     By: [                          ],
                                        --------------------------------------
                                             its General Partner

                                     By:
                                        --------------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                            ----------------------------------

                                    EXHIBIT A

                           WIRE TRANSFER INSTRUCTIONS

         [NAME OF BANK]

         ABA #:
         Account #:
         Credit:
         Reference:    Payment of Monitoring Fees or Expenses by Kevco, Inc.

                                   EXHIBIT D


                        [FINANCIAL ADIVSORY AGREEMENT]

                          FINANCIAL ADVISORY AGREEMENT


         This Financial Advisory Agreement (this "Agreement") is made and entered into effective as of _____________, 1999, among Kevco, Inc., a Texas corporation ("Kevco" and, together with its subsidiaries, the "Clients"), and Wingate Management Limited, L.L.C., a Delaware limited liability company (together with its successors, "WML").

         WHEREAS, the Clients have requested that WML render financial advisory, investment banking, and other similar services to them in respect of any future proposals for a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring, or other similar transaction directly or indirectly involving the Clients or any of their respective subsidiaries, and any other person (collectively, "Extraordinary Transactions").

         NOW, THEREFORE, in consideration of the services rendered and to be rendered by WML to the Clients, and to evidence the obligations of the Clients to WML and the mutual covenants herein contained, the Clients hereby jointly and severally agree as follows:

         1. Retention. Each of the Clients acknowledges that it has retained WML as its non-exclusive financial advisor in connection with any Extraordinary Transaction that may be consummated during the term of this Agreement. WML shall provide such financial advisory, investment banking, and other similar services in connection with any such Extraordinary Transaction as may be requested from time to time by the board of directors of Kevco.

         2. Term. The term of this Agreement shall continue until the earlier to occur of (i) the fifth anniversary of the delivery of a notice of termination of this Agreement by either party hereof or (ii) the date on which WML, Wingate Partners II, L.P., and their respective affiliates cease to own beneficially, directly or indirectly, five percent of the outstanding securities of any of the Clients or their successors.

         3. Compensation.

              (a) As compensation for WML's financial advisory, investment banking, and other similar services rendered in connection with any Extraordinary Transaction pursuant to Section 1, the applicable Client shall pay to WML, at the closing of any such Extraordinary Transaction, (i) a cash fee in the amount of 1.5% of the Transaction Value of such Extraordinary Transaction if WML originates the Extraordinary Transaction and no fee or commission is payable by the applicable Client to any other financial advisor or investment banking firm in respect of the origination of such Extraordinary Transaction, or (ii) a cash fee in the amount of 1.0% of the Transaction Value of such Extraordinary Transaction if WML does not originate such Extraordinary Transaction but serves as the principal financial advisor to the applicable Client in respect of the Extraordinary Transaction. "Transaction Value" means the total value of the Extraordinary Transaction, including, the aggregate amount of the funds required to complete the Extraordinary Transaction (excluding any fees payable pursuant to this Section 3(a)) including the amount of any indebtedness, preferred stock, or similar items assumed (or remaining outstanding).

              (b) In addition to the fees set forth in Section 3(a), on the Closing Date (as defined in the Stock Purchase Agreement dated as of December 23, 1998, by and among Wingate Partners II, L.P. and Kevco) Kevco shall shall pay WML a cash fee in the amount of $1,000,000.

         4. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 3, the applicable Client or Clients shall reimburse WML, promptly following demand therefor, together with invoices or reasonably detailed descriptions thereof, for all reasonable disbursements and out-of-pocket expenses (including fees and disbursements of counsel) incurred by WML in connection with the performance by it of the services contemplated by
Section 1.

         5. Indemnification. The Clients jointly and severally shall indemnify and hold harmless each of WML, its affiliates, and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended), if any, agents, and employees (collectively, the "Indemnified Persons") from and against any and all claims, liabilities, losses, damages, and expenses incurred by any Indemnified Person (including those resulting from the negligence of the Indemnified Person and fees and disbursements of the respective Indemnified Person's counsel) which (i) are related to or arise out of (A) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by any Client or (B) actions taken or omitted to be taken by an Indemnified Person with any Client's consent or in conformity with any Client's instructions or any Client's actions or omissions or (ii) are otherwise related to or arise out of WML's engagement, and will reimburse each Indemnified Person for all costs and expenses, including fees of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending, or appealing any action, formal or informal claim, investigation, inquiry, or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with WML's acting pursuant to the engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. None of the Clients will, however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (ii) of the preceding sentence that have resulted primarily from WML's bad faith, gross negligence, or willful misconduct. The Clients also agree that neither WML nor any other Indemnified Person shall have any liability to any Client for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages, or expenses incurred by any Client that have resulted primarily from WML's bad faith, gross negligence, or willful misconduct. Each Client further agrees that it will not, without the prior written consent of WML, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit, or proceeding) unless such settlement, compromise, or consent includes an unconditional release of WML and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit, or proceeding. EACH CLIENT HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES, OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT, OR CONCURRENT ORDINARY NEGLIGENCE OF WML OR ANY OTHER INDEMNIFIED PERSON.

         The foregoing right to indemnity shall be in addition to any rights that WML and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. Each Client hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought against WML or any other Indemnified Person.

         It is understood that, in connection with WML's engagement, WML may also be engaged to act for any Client in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagement(s).

         Each Client further understands that if WML is asked to furnish any Client a financial opinion letter or act for any Client in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

         6. Confidential Information. In connection with the performance of the services hereunder, WML shall not divulge any confidential information, secret processes, or trade secrets disclosed by any Client to it solely in its capacity as a financial advisor, unless the applicable Client consents to the divulging thereof or such information, secret processes, or trade secrets are publicly available or otherwise available to WML without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

         7. Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Texas, excluding any choice-of-law provisions thereof.

         8. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned (other than in respect of the rights and obligations of WML, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         10. Entire Agreement. All discussions, understandings, and agreements theretofore made between any of the parties hereto in respect of the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the agreement of the parties hereto.

         11. Construction. Unless the context otherwise requires, (i) all references to Sections contained in this Agreement are references to Sections of this Agreement, (ii) words in the singular shall include the plural and vice versa, (iii) words of any gender shall include each other gender, (iv) "include," "including," and their derivatives shall mean "including without limitation"; and (v) "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, or other form of business or legal entity.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                             WINGATE MANAGEMENT LIMITED, L.L.C.


                             By:
                                -------------------------------------------
                             Name:
                                  -----------------------------------------
                             Title:
                                   ----------------------------------------


                             KEVCO, INC.


                             By:
                                -------------------------------------------
                             Name:
                                  -----------------------------------------
                             Title:
                                   ----------------------------------------


                             KEVCO MANAGEMENT, INC.


                             By:
                                -------------------------------------------
                             Name:
                                  -----------------------------------------
                             Title:
                                   ----------------------------------------

                             KEVCO HOLDINGS, INC.


                             By:
                                -------------------------------------------
                             Name:
                                  -----------------------------------------
                             Title:
                                   ----------------------------------------


                             KEVCO GP, INC.


                             By:
                                -------------------------------------------
                             Name:
                                  -----------------------------------------
                             Title:
                                   ----------------------------------------


                             KEVCO COMPONENTS, INC.


                             By:
                                -------------------------------------------
                             Name:
                                  -----------------------------------------
                             Title:
                                   ----------------------------------------

                             DCM DELAWARE, INC.


                             By:
                                -------------------------------------------
                             Name:
                                  -----------------------------------------
                             Title:
                                   ----------------------------------------


                             KEVCO MANUFACTURING, L.P.


                             By:
                                -------------------------------------------
                                its General Partner

                             By:
                                -------------------------------------------
                             Name:
                                  -----------------------------------------
                             Title:
                                   ----------------------------------------


                             KEVCO DISTRIBUTION, L.P.


                             By:
                                -------------------------------------------
                                its General Partner

                             By:
                                -------------------------------------------
                             Name:
                                  -----------------------------------------
                             Title:
                                   ----------------------------------------